Filed Pursuant to Rule 424(b)(2)
                        Registration Statement No. 333-223336

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount to be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value	2,612,958 (1)	$38.23 (2)	$99,893,384.34 (2)	$4,451.68 (2)(3)

(1)
This prospectus supplement relates to 2,612,958 unsold shares of common stock of PNM Resources, Inc. issuable under the PNM Resources, Inc. Direct Stock Purchase and Dividend Reinvestment Plan and any additional shares of common stock of PNM Resources, Inc. which become issuable with respect thereto by reason of any stock dividend, stock split, recapitalization or other similar transaction, that were previously covered by Registration Statement No. 333-206087 initially filed on August 4, 2015, pursuant to a prospectus supplement thereunder filed on August 5, 2015 (the “Prior Prospectus Supplement”). The prospectus supplement filed hereby supersedes and replaces the Prior Prospectus Supplement with respect to the registration of the unsold shares of common stock issuable under the Direct Stock Purchase and Dividend Reinvestment Plan.

(2)
Computed solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low sale prices of the registrant’s common stock as reported on the New York Stock Exchange on July 30, 2018.

(3)
Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, registration fees of $7,985.05 paid with respect to unsold securities previously registered pursuant to Registration Statement No. 333-206087 were carried forward to Registration Statement No. 333-223336, and are being used to offset the $12,436.73 registration fee with respect to the securities offered by means of this prospectus supplement in its entirety. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in PNM Resources, Inc.’s Registration Statement on Form S-3ASR, File No. 333-223336, in accordance with Rule 456(b) and 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 1, 2018)
PNM RESOURCES, INC.
DIRECT PLAN
(a stock purchase and dividend reinvestment plan)
PNM Resources, Inc., a New Mexico corporation, is an investor-owned holding company of two regulated utilities providing electric service in New Mexico and Texas. With this prospectus supplement, we are offering shares of our common stock through participation in the PNM Resources, Inc. Direct Plan (the “Plan” or “PNM Resources Direct”). The Plan provides investors with a convenient and economical way to purchase shares of our common stock and to reinvest cash dividends in additional shares of our common stock.
We may use newly issued shares, treasury shares, market shares, or a combination thereof as the source of our common shares purchased by participants under the Plan. The investment price of our common stock purchased on the open market will be the weighted average price for the relevant investment date. The price of our common stock purchased directly from us will be the average of the high and low sales prices of shares of our common stock reported on the New York Stock Exchange (“NYSE”) on the dividend payment date or investment date, as the case may be. The common stock of PNM Resources is traded on the NYSE under the ticker symbol PNM.
Unlike an individual stock brokerage account, the timing of purchases and sales is subject to the provisions of the Plan. You should carefully read this prospectus supplement to find out more about the Plan. If you wish to continue your participation in the Plan, you do not need to do anything at this time. If you are currently a participant, and after reviewing this prospectus supplement, you do not wish to continue participation in the Plan, you should contact the Plan Administrator. You may terminate your participation in the Plan at any time.
Investing in our shares of common stock involves risks. See “RISK FACTORS” on page S-4 and “SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS” on page S-6 of this prospectus supplement and “RISK FACTORS” on page 4 and “DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS” on page 5 of the accompanying prospectus.
The Plan does not represent a change in the dividend policy of PNM Resources. The payment of dividends is at the discretion of our board of directors and will depend on future earnings, our financial condition, and other factors. Our board may change the amount and timing of dividends at any time and without notice.
Our principal executive offices are located at 414 Silver Ave. SW, Albuquerque, NM 87102. The telephone number is (505) 241-2700.
This prospectus supplement supersedes and replaces our previous prospectus with respect to the Plan, which previous prospectus was dated August 4, 2015.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is August 3, 2018.

TABLE OF CONTENTS
Prospectus Supplement
Page
TABLE OF CONTENTS ………………………………………………………………………………………………………S-1
PLAN HIGHLIGHTS …………………………………………………………………………………………………………    S-2
ABOUT THIS PROSPECTUS SUPPLEMENT ………………………………………………………………………………S-3
PNM RESOURCES, INC ………………………………………………………………………………………………………S-4
RISK FACTORS ………………………………………………………………………………………………………………S-4
WHERE YOU CAN FIND MORE INFORMATION …………………………………………………………………………S-4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS……………………………………………………    S-6
SUMMARY OF THE PLAN……………………………………………………………………………………………………S-8
TERMS AND CONDITIONS OF THE PLAN ………………………………………………………………………………    S-11
OTHER PROVISIONS ………………………………………………………………………………………………………    S-19
USE OF PROCEEDS …………………………………………………………………………………………………………S-22
DESCRIPTION OF OUR COMMON STOCK ………………………………………………………………………………    S-22
PLAN OF DISTRIBUTION …………………………………………………………………………………………………S-24
PLAN ADMINISTRATOR……………………………………………………………………………………………………S-25
LEGAL MATTERS……………………………………………………………………………………………………………S-25
EXPERTS ……………………………………………………………………………………………………………………S-25
APPENDIX A ……………………………………………………………………………………………………………… S-A-1

Base Prospectus

About this Prospectus	1
Where You Can Find More Information	3
PNM Resources, Inc.	4
Risk Factors	4
Disclosure Regarding Forward-Looking Statements	5
Ratio of Earnings to Fixed Charges	6
Use of Proceeds	6
Description of Debt Securities	7
Description of Common Stock and Preferred Stock	17
Description of Warrants	20
Description of Securities Purchase Contracts	23
Description of Units	24
Plan of Distribution	25
Legal Matters	27
Experts	27

PNM RESOURCES, INC
DIRECT PLAN
(a stock purchase and dividend reinvestment plan)

PLAN HIGHLIGHTS

•
You can open your PNM Resources Direct account with an initial investment of $250 and make additional subsequent investments of at least $50. The maximum investment amount is $10,000 per transaction, not to exceed $100,000 per calendar year.

•
Other than a per share processing fee (currently 6 cents per share), you will not incur any transaction costs or brokerage charges to purchase shares through PNM Resources Direct. The current fees to sell your shares in the Plan are set forth in Appendix A.

•	You pay no trading fee or any other service charge for reinvesting your cash dividends in additional shares of our common stock.

•	Interested new investors and participants may enroll or make changes to their individual plan options on-line through Investor Center at www.computershare.com/investor.

•	You may purchase additional shares of our stock through cash payments made by check, on-line through Investor Center or by automatic monthly withdrawals from a checking or savings account.

•	Investments of cash and cash dividends in our common stock will normally be made within 5 business days of receipt.

•	Under certain circumstances, PNM Resources may waive the maximum investment limit of $100,000 per year in order to raise additional capital through the sale of newly issued shares under the Plan.

•	The Plan Administrator is Computershare Trust Company, N.A.

You do not have control or authority to direct the price or time at which common stock is purchased or sold for Plan accounts. Therefore, you bear market risk associated with fluctuations in the price of common stock as the price of common stock may go up or down before a purchase or sale is made for your account.

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement describes the specific terms of PNM Resources Direct. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described in the documents incorporated by reference that are described under “Where You Can Find More Information” herein. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we have filed with the Securities and Exchange Commission, which we refer to as the SEC, under the Securities Act of 1933, as amended. This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, on the SEC’s website at www.sec.gov or at the SEC’s public reference room. See “Where you can find more information” in this prospectus supplement and the accompanying prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us, or information to which we have referred you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement to “PNMR,” “PNM Resources,” “we,” “our” and “us” refer to PNM Resources, Inc. Unless otherwise indicated, financial information included or incorporated by reference herein is for PNM Resources, Inc. and its subsidiaries on a consolidated basis.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

PNM RESOURCES, INC.

PNM Resources is an investor-owned holding company with two regulated utilities providing electricity and electric services in New Mexico and Texas. Our electric utilities are Public Service Company of New Mexico (“PNM”) and Texas-New Mexico Power Company (“TNMP”).

PNM is a regulated electric utility that provides electric generation, transmission, and distribution service to its rate-regulated customers in New Mexico. PNM’s retail electric service territory covers a large area of north central New Mexico, including the cities of Albuquerque, Rio Rancho, and Santa Fe, and certain areas of southern New Mexico. Other services provided by PNM include wholesale transmission services to third parties as well as the generation and sale of electricity into the wholesale market. TNMP is a regulated utility providing transmission and distribution services in Texas.

Our executive office is located at 414 Silver Ave. SW, Albuquerque, New Mexico 87102, and our telephone number is (505) 241-2700.
RISK FACTORS

Investing in our common stock involves risk. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. Before you invest in our common stock, you should carefully consider the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017 and Part II, Item 1A of our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See also “Where You Can Find More Information” about future filings which we will make with the Securities and Exchange Commission (“SEC”), some of which may contain additional risk factors, and are incorporated by reference into this prospectus supplement and the accompanying prospectus and “Special Note Regarding Forward-Looking Statements” on page S-6 below. These sections describe factors which may negatively influence our business, financial condition, results of operations and cash flows, resulting in the decline in the trading price of our common stock and possible loss of all or part of your investment.

Please note that you do not have control or authority to direct the price or time at which common stock is purchased or sold for Plan accounts. Therefore, you bear market risk associated with fluctuations in the price of common stock as the price of common stock may go up or down before a purchase or sale is made for your account.
WHERE YOU CAN FIND MORE INFORMATION

PNM Resources files annual, quarterly and current reports and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

PNM Resources’ Internet address is www.pnmresources.com. The contents of the website are not a part of the registration statement of which this prospectus supplement is a part. PNM Resources’ filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, are accessible free of charge at www.pnmresources.com as soon as reasonably practicable after PNM Resources electronically files such material with, or furnishes it to, the SEC. These reports are also available upon request in print from us free of charge.

PNM Resources is “incorporating by reference” in this prospectus supplement information PNM Resources files with the SEC, which means that PNM Resources is disclosing important information to you by referring you to those documents. Our combined filings with the SEC present separate filings by PNM Resources, PNM and TNMP. Information contained therein relating only to an individual registrant is filed by that registrant on its own behalf and each registrant makes no representation as to information relating to other registrants. The information PNM Resources incorporates by reference is considered to be part of this prospectus supplement, unless PNM Resources updates or supersedes that information by the information contained in this prospectus supplement or the information PNM Resources files subsequently with the SEC that is incorporated by reference in this prospectus supplement. PNM Resources is incorporating by reference the following documents that it has filed with the SEC (except those portions of filings that relate to PNM or TNMP as separate registrants), other than any information in these documents that is deemed not to be “filed” with the SEC:

•	PNM Resources’ Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as filed on March 1, 2018;

•	PNM Resources’ Proxy Statement on Schedule 14A as filed on April 10, 2018;

•	PNM Resources’ Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018 as filed on April 30, 2018 and July 31, 2018, respectively;

•	PNM Resources’ Current Reports on Form 8-K, as filed on January 19, 2018, February 26, 2018, March 7, 2018, March 9, 2018, May 15, 2018, May 23, 2018, May 25, 2018 and July 2, 2018; and

•
the description of our common stock contained in our Current Report on Form 8-K filed on December 31, 2001 and any amendment or report filed for the purpose of updating such description, including our Current Reports on Form 8-K as filed on August 17, 2006, November 21, 2008, and August 9, 2012.

PNM Resources also incorporates by reference into this prospectus supplement any filings PNM Resources makes with the SEC (excluding information furnished under Items 2.02 or 7.01 of Current Reports on Form 8-K) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of the registration statement that contains this prospectus supplement.
You may obtain without charge a copy of any of the documents PNM Resources incorporates by reference, except for exhibits to such documents which are not specifically incorporated by reference into such documents, by contacting us at PNM Resources, Inc., Corporate Headquarters, Mail Stop 0905, Albuquerque, New Mexico, 87158, Attention: Investor Relations. You may also telephone your request at (505) 241-2868.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements made in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference, and other documents that we file with the SEC that relate to future events or our expectations, projections, estimates, intentions, goals, targets and strategies, are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and we assume no obligation to update this information.
Because actual results may differ materially from those expressed or implied by these forward-looking statements, we caution readers not to place undue reliance on these statements. Our business, financial condition, cash flows, and operating results are influenced by many factors, which are often beyond our control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. These factors include:

•
The ability of PNM and TNMP to recover costs and earn allowed returns in regulated jurisdictions, including the impacts of the New Mexico Public Regulation Commission (“NMPRC”) orders in PNM’s request for a general increase in electric rates filed on August 27, 2015 and PNM’s request for a general increase in electric rates filed on December 7, 2016, appeals of those orders, the deferral of the issue of PNM’s prudence of continuation of participation in the Four Corners Power Plant to PNM’s next rate case and recovery of PNM’s investments in that plant, any actions resulting from PNM’s 2017 Integrated Resource Plan (“IRP”), and TNMP’s request for a general increase in electric rates filed on May 30, 2018 (collectively, the “Regulatory Proceedings”) and the impact on service levels for PNM customers if the ultimate outcomes do not provide for the recovery of costs of operating and capital expenditures, as well as other impacts of federal or state regulatory and judicial actions

•
Our ability to successfully forecast and manage our operating and capital expenditures, including aligning expenditures with the revenue levels resulting from the ultimate outcomes of the Regulatory Proceedings and supporting forecasts utilized in future test year rate proceedings

•
Uncertainty surrounding the status of PNM’s participation in jointly-owned generation projects, including the 2022 scheduled expiration of the operational and fuel supply agreements for San Juan Generating Station (“SJGS”), as well as the 2018 required NMPRC filing to determine the extent to which SJGS should continue serving PNM’s retail customers beyond mid-2022 and any actions resulting from PNM’s 2017 IRP, including regulatory recovery of undepreciated investments in the event the NMPRC orders generating facilities to be retired before currently scheduled

•
Uncertainty regarding the requirements and related costs of decommissioning power plants and reclamation of coal mines supplying certain power plants, as well as the ability to recover those costs from customers, including the potential impacts of the ultimate outcomes of the Regulatory Proceedings

•
The impacts on the electricity usage of customers and consumers due to performance of state, regional, and national economies, energy efficiency measures, weather, seasonality, alternative sources of power, and other changes in supply and demand

•
Uncertainty regarding what actions PNM may take with respect to the generating capacity in Palo Verde Nuclear Generating Station Units 1 and 2, which is under lease, at the expiration of the lease terms in 2023 and 2024, as well as the related treatment for ratemaking purposes by the NMPRC

•
Our ability to access the financial markets in order to provide financing to repay or refinance debt as it comes due, as well as for ongoing operations and construction expenditures, including disruptions in the capital or credit markets, actions by ratings agencies, and fluctuations in interest rates, including any negative impacts that could result from the ultimate outcomes of the Regulatory Proceedings

•	The risks associated with completion of generation, transmission, distribution, and other projects

•	The potential unavailability of cash from PNM Resources’ subsidiaries due to regulatory, statutory, or contractual restrictions or subsidiary earnings or cash flows

•
The performance of generating units, transmission systems, and distribution systems, which could be negatively affected by operational issues, fuel quality, unplanned outages, extreme weather conditions, terrorism, cybersecurity breaches, and other catastrophic events

•	State and federal regulation or legislation relating to environmental matters, the resultant costs of compliance, and other impacts on the operations and economic viability of PNM’s generating plants

•
State and federal regulatory, legislative, executive, and judicial decisions and actions on ratemaking, tax, including the impacts and related uncertainties of tax reform enacted in 2017, and other matters

•	Risks related to climate change, including potential financial risks resulting from climate change litigation and legislative and regulatory efforts to limit greenhouse gas emissions

•	Employee workforce factors, including cost control efforts and issues arising out of collective bargaining agreements and labor negotiations with union employees

•	Variability of prices and volatility and liquidity in the wholesale power and natural gas markets

•
Changes in price and availability of fuel and water supplies, including the ability of the mines supplying coal to PNM’s coal-fired generating units and the companies involved in supplying nuclear fuel to provide adequate quantities of fuel

•	Regulatory, financial, and operational risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainties

•	The risk that Federal Energy Regulatory Commission rulemakings or lack of additional capacity during peak hours may negatively impact the operation of PNM’s transmission system

•
The impacts of decreases in the values of marketable securities maintained in trusts to provide for decommissioning, reclamation, pension benefits, and other postretirement benefits, including potential increased volatility resulting from international developments

•	Uncertainty surrounding counterparty credit risk, including financial support provided to facilitate the coal supply at SJGS

•	The effectiveness of risk management regarding commodity transactions and counterparty risk

•	The outcome of legal proceedings, including the extent of insurance coverage

•	Changes in applicable accounting principles or policies

SUMMARY OF THE PLAN

The following summary of the Plan may omit certain information that may be important to you. If you wish to receive a copy of the actual text of the Plan filed with the SEC as Exhibit 4.1 to our Registration Statement on Form S-3ASR filed August 4, 2015 and Exhibit 4.1 to our Registration Statement on Form S-3ASR filed August 9, 2012, please contact: PNM Resources, Inc., Investor Relations, Corporate Headquarters, Mail Stop 0905, Albuquerque, New Mexico 87158, telephone (505) 241-2868.
Purpose

The purpose of the Plan is to provide new and existing shareholders with a convenient and economical method of investing cash and cash dividends in shares of our common stock. Since new shares of our common stock, or shares held in our treasury, may be purchased directly from us, we may receive additional funds for general corporate purposes.

Nothing in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference therein or other Plan information represents a recommendation by PNM Resources or anyone else that any person buy or sell PNM Resources common stock. We urge you to read this prospectus supplement and the accompanying prospectus thoroughly before you make your own independent decision regarding whether or not to invest in PNM Resources common stock through this Plan.

The value of shares of PNM Resources common stock may increase or decrease from time to time. A Plan participant, like the owner of directly held shares, bears all risk of loss that may result from market fluctuations in the price of our common stock. Unlike an individual stock brokerage account, however, a Plan participant does not have control or authority to direct the price or time at which common stock held under the Plan for the Participant is purchased or sold. We cannot guarantee that shares purchased under the Plan will, at any particular time, be worth more than their purchase price. Plan accounts are not insured by the Securities Investor Protection Corporation, the Federal Deposit Insurance Corporation, or any other entity.
Participation-How to Join
First time investors:

After you have read this prospectus supplement and the accompanying prospectus, you may complete the Enrollment Form included, or, you may enroll on-line through Investor Center at www.computershare.com/investor. Click the “Invest Now” button, at the plan search screen enter PNM, click “Invest Now”, then follow the instructions for authorizing your initial investment and indicate whether you want to participate in the full or partial dividend reinvestment portion of the Plan. Partial reinvestment of dividends is only available to participants owning 100 or more shares of our common stock. Participants who fail to make any election will be enrolled in full dividend reinvestment until they make a different election.

All investments must be made in U.S. dollars and drawn on a U.S. bank.

You may make your initial investment by:

1.	authorizing an electronic debit of at least $250 but not more than $10,000 from your U.S. bank account. This alternative is available to on-line investors only; or

2.
mailing a check payable to PNM Resources Direct/Computershare for at least $250 up to a maximum of $10,000 per transaction, not to exceed $100,000 per year, drawn on a U.S. bank account to the Plan Administrator along with your Initial Enrollment Form.

The Plan Administrator may confirm certain transactions affecting the amount of shares in your Plan account and produce Plan statements in paper form from time to time and will mail these to you at the address you give when you enroll in the Plan.

Current shareholders:

Our shareholders whose common stock is registered with us are automatically eligible to participate in the dividend reinvestment portion of the Plan, and may make optional cash investments and sell shares through the Plan. You may elect to fully invest any cash dividends in additional shares of our common stock or, if you own 100 shares or more, you may elect to invest a portion of your cash dividends. You may also elect to have your dividend paid to you in cash. If you are enrolled in the Plan and fail to select any dividend reinvestment option, you will be deemed to have elected the full dividend reinvestment option.

You will have access to your account on-line through Investor Center at www.computershare.com/investor and by telephone at 1-877-663-7775. Shareholders of record owning less than 100 shares will receive annual account statements, while shareholders of record owning 100 shares or more will receive quarterly account statements.

Dividend payments not reinvested will be paid to you in the usual manner.
For current shareholders and new investors:

You may sign up for automatic monthly investments, change your investment amount or make additional investments at any time by accessing your account on-line through Investor Center at www.computershare.com/investor.

You may establish additional investment accounts for children or dependents by following the instructions on the on-line Enrollment Wizard applicable to custodial accounts.

How the Optional Cash Investments Work

In addition to having your dividend payments reinvested in our common stock, you may buy additional shares by investing a minimum of $50 and up to $10,000 at any one time not to exceed the “maximum” of $100,000 per year. You may submit your optional cash investments by check or by authorizing electronic transfers. Do not send cash, traveler’s checks, third party checks or money orders. You can make individual automatic deductions from your bank account through Investor Center by accessing your account on-line through the Plan Administrator’s website www.computershare.com/investor. Upon receipt of the funds, the Plan Administrator will normally invest initial and optional cash investments at least once every 5 business days.

Optional cash investments of more than $100,000 per year by any current participant and any initial cash investment by a new investor in excess of $100,000 may only be made pursuant to a request for waiver that has been granted by us as described in more detail on pages S-19-20 of this prospectus supplement. Investors may make individual cash investments or invest regularly over a period of time.
Your Funds Will Be Fully Invested

Funds invested pursuant to the Plan are fully invested in whole and fractional shares (computed up to 6 decimal places) of our common stock either through the purchase of shares directly from us or the purchase of shares in the open market (or through a combination of these methods). We pay dividends on both whole shares and fractions of shares.
Share Safekeeping

For your convenience, shares purchased through the Plan will be maintained by the Plan Administrator in non-certificated (book-entry) form. Additionally, the Plan offers a “safekeeping” service whereby you may deposit, free of any service charges, certificates representing your shares of common stock and have your ownership of such common stock maintained on the Plan Administrator’s records as part of your account. This feature protects against loss, theft or destruction of stock certificates. A share certificate will be delivered to you upon request. The current fees for issuing share certificates are set forth in Appendix A.

You May Sell, Withdraw or Transfer Your Shares at Any Time

You may sell or withdraw shares of our common stock credited to your account, including those shares deposited into the Plan for safekeeping, through the Plan. The current fees for sale transactions and liquidations are listed in Appendix A. A statement will be mailed to you for each transaction that takes place. Additionally, you may transfer or make gifts to others of our common stock by contacting the Plan Administrator. There is no fee for this service.

Plan Administrator

Computershare Trust Company, N.A. will administer the Plan and act as agent for the participants. Computershare Trust Company, N.A. along with its designated affiliates and other agents will perform certain services for the Plan.
You may contact the Plan Administrator as directed below:

Call Computershare Trust Company, N.A.:     1-877-663-7775
On-line over the Internet at:         www.computershare.com/investor
International Telephone Inquiries:        1-201-680-6578
For the Hearing Impaired (TDD):        1-800-231-5469

You may write the Plan Administrator at the following address:

Computershare Trust Company, N.A.
P.O. Box 505000
Louisville, KY 40233-5000

Please include your daytime telephone number, your account number and a reference to PNM Resources, Inc. on all correspondence.

TERMS AND CONDITIONS OF THE PLAN
Am I Eligible to Participate in the Plan?

You are eligible to participate in the Plan if you meet the requirements outlined below.

•
If you do not currently own our stock. If you do not currently own any of our stock, you may join the Plan, after receiving a copy of this prospectus supplement, by making an initial investment of at least $250, but not more than $10,000. Investments must be made in U.S. currency drawn on a U.S. bank. Prior to investing in our common stock, each participant is responsible for reviewing the applicable laws of his or her country of residence to determine if there are any restrictions on investment.

You can get started in the Plan by enrolling on-line through Investor Center at www.computershare.com/investor (see Participation - How to Join) or by returning a completed Initial Enrollment Form to the Plan Administrator, along with your check payable to PNM Resources Direct/Computershare. Do not send cash or money order. The Plan Administrator will arrange for the purchase of shares for your account but will not pay interest on amounts held pending investment. Please allow 2 weeks for your account to be established, initial shares to be purchased and a statement to be mailed to you.

•
If you currently own our stock. If you already own shares of our common stock and the shares are registered in your name, you may join the dividend reinvestment portion of the Plan by enrolling on-line (see Participation - How to Join) or by returning a completed Enrollment Form to the Plan Administrator. As a participant, you will also be eligible for the optional purchase portion of the Plan. Shareholders owning less than 100 shares are no longer automatically enrolled in the Plan.

If your shares are held in a brokerage, bank or other intermediary account, and you wish to participate directly in the Plan, you should instruct your broker, bank or trustee to register some or all of your shares of our common stock directly in your name.

•
If you are already enrolled. If you are currently enrolled in the Plan, and do not want to change your participation, no further action is required for your continued participation. However, if you wish to change your participation in any way (e.g., from partial to full reinvestment), you must submit a new Enrollment Form or access the account management feature on-line through Investor Center at www.computershare.com/investor or by telephone at 1-877-663-7775. If you own less than 100 shares of our stock, partial reinvestment of cash dividends is not available.

What are my investment options?

Once enrolled in the Plan, you may purchase additional shares of common stock through reinvestment of your dividends and/or by cash investments as described below:

•
Dividend reinvestment. If you are a shareholder of record and enrolled in the Plan, you may choose to fully invest your cash dividends in shares of our common stock. If you are a shareholder of record owning 100  shares or more, you may choose to reinvest all or a portion of the regular cash dividends paid on your shares held in the Plan toward the purchase of additional shares of our common stock. In addition, you will receive a quarterly account statement. If you own less than 100 shares, you may elect to fully invest your dividends, but you may not elect the partial reinvestment option, and you will receive an annual account statement. Regardless of the number of shares you own, as a participant, you will have electronic access to your account on-line through Investor Center at www.computershare.com/investor or by telephone at 1-877-663-7775.

You may change your dividend reinvestment election at any time by notifying the Plan Administrator. For a particular dividend to be reinvested, your notification must be received before the record date for that dividend. (The record date is approximately 14 days before the dividend payment date.)
You may, of course, choose not to reinvest any of your dividends, in which case the Plan Administrator will remit any dividends to you by check or automatic deposit to a bank account you designate.
If you elect to reinvest your dividends, you must choose one of the following:

•	Full dividend reinvestment. This means you will purchase additional shares through the Plan by investing all your cash dividends.

•
Partial dividend reinvestment. If you own 100 shares or more and choose to reinvest less than all your dividends, you may receive a cash dividend payment based on the number of full shares you specify and reinvest the dividends on all remaining shares. This allows you to receive a fixed amount of cash each quarter (assuming the dividend stays the same). This option is not available if you own less than 100 shares.

If you are enrolled in the Plan and fail to choose any dividend reinvestment option (full, partial or cash), you will be deemed to have elected the full dividend reinvestment option until you elect otherwise.

•
Optional cash investments. You may purchase additional shares of our common stock by using the Plan’s optional cash investment feature. You must invest at least $50 up to $10,000 at any one time but not more than $100,000 per year. Upon receipt of your funds, the Plan Administrator will invest initial and additional cash investments as promptly as practicable, normally at least once every 5 business days.

Shares will be posted to your account in whole and fractional shares immediately upon settlement, usually within 3 business days. You will receive a confirmation of your transaction by paper statement at the postal address you give us when you enroll in the plan.
In the unlikely event that, due to unusual market conditions, the Plan Administrator is unable to invest your funds within 35 days, the Plan Administrator will return the funds to you by check. No interest will be paid on funds held by the Plan Administrator pending investment.
For automatic monthly purchases, the amounts you have authorized will be withdrawn from your banking account on the 24th day of each month, or the next business day if the 24th falls on a weekend or holiday. The funds will be credited to your account and invested within 5 business days of receipt by the Plan Administrator.
The Plan Administrator will use your investment to purchase as many full and fractional shares as possible. Fractional share amounts will be computed up to 6 decimal places.
You may make optional cash investments by sending a check (not cash) to the Plan Administrator payable to PNM Resources Direct/Computershare, or by authorizing individual electronic transfers from your bank account by accessing your account on-line through Investor Center at www.computershare.com/investor. To facilitate processing of your investment when you send a check, please use the transaction stub attached to your Plan statement. Mail your investment and transaction stub to the address specified on the statement. Please see the current fee schedule attached as Appendix A.
If any check, draft or electronic funds transfer you may tender or order as payment to the Plan Administrator for optional cash purchases of our common stock is dishonored, refused or returned, you agree that the purchased shares when credited to your account may be sold, on the Plan Administrator’s order without your consent or approval, to satisfy the amount owing on the purchase. The “amount owing” will include the purchase price paid, any purchase and sale transaction fees, any brokerage commissions and the Plan

Administrator’s returned check or failed electronic payment fee of $35. If the sale proceeds of purchased shares are insufficient to satisfy the amount owing, you authorize the Plan Administrator to sell additional shares then credited to your account as necessary to cover the amount owing, without further consent or authorization from you. The Plan Administrator may sell shares to cover an amount owing as a result of your order in any manner consistent with applicable securities laws. Any sale for that purpose in a national securities market would be commercially reasonable. You grant the Plan Administrator a security interest in all shares credited to your account including securities subsequently acquired and held or tendered for deposit, for purposes of securing any amount owing as described in this paragraph.
How are my shares typically purchased and how is the purchase price for the shares determined?

Shares of our common stock purchased under the Plan will be, at our election, newly issued shares purchased directly from us, treasury shares purchased directly from us, shares purchased by a broker, or a combination thereof. If shares are purchased under the Plan directly from us and by the Plan Administrator through its broker, each participant’s Plan account will be credited with its pro rata portion of the number of shares purchased directly from us and by the broker. We have full discretion as to whether the common stock purchased under the Plan will be purchased on the open market or purchased directly from us, based on our need for capital.

•
Common Stock purchased in the open market. For shares of our common stock purchased in the open market with reinvested dividends, with initial cash investments or with optional cash investments, the Plan Administrator may combine a participant’s funds with funds of other participants and generally will batch purchase types (dividend and optional cash investments) for separate execution by its broker. At the Plan Administrator’s discretion these batches may be combined and executed by its broker. The Plan Administrator may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in the shares, the Plan Administrator’s broker may execute purchases for any batch or batches in multiple transactions and over more than one day. If different purchase types are batched, the price per share of the common shares purchased for each participant’s account, whether purchased with reinvested dividends, with initial cash investments or with optional cash, shall be the weighted average price of the specific batch for such shares purchased by the Plan Administrator’s broker on that investment date. No interest will be paid on funds held by the Plan Administrator pending investment. The Plan Administrator will normally invest cash dividends within 5 business days of the dividend payment date and will normally invest initial and optional cash investments at least once every 5 business days. A per share processing fee of 6 cents will be deducted from the investment amount for shares purchased with initial or optional cash investments. We will pay this fee for shares purchased with reinvested dividends. See Appendix A.

•
Common Stock purchased directly from us. The price of our common stock purchased directly from us with reinvested dividends, initial cash investments or optional cash investments will be the average of the high and low sale prices of shares of our common stock reported on the NYSE on the dividend payment date, initial cash investment date or optional cash investment date, as the case may be. No interest will be paid on funds held by the Plan Administrator pending investment. The Plan Administrator will normally invest initial and optional cash investments at least once every 5 business days.

The “weighted average price” used to calculate the investment price of open market purchases assumes the use of multiple open market purchases to invest plan participant investments. For example, if plan investments required the acquisition of 5,000 shares for allocation to 100 investors and the plan needed the following 3 separate purchases in the open market to acquire the 5,000 shares, the weighted average price would be calculated as follows:

1,000 shares @ $38.50 = $ 38,500.00
3,000 shares @ $38.75 = $ 116,250.00
1,000 shares @ $38.625 = $ 38,625.00
$193,375.00 / 5,000 = $38.675

Under the above example, $38.675 would be the investment price of our common stock purchased on the open market with reinvested dividends.  The current per share processing fee paid by participants for common stock purchased on the open market for initial and optional cash investments is 6 cents per share.  Thus, under the above example, an initial or optional cash investment of $1,000 would purchase 25.816445 shares as shown below:

Your initial investment	$1,000
Weighted average share price	$38.675
Per share processing fee	$0.06
Total price per share	$38.735

Total shares purchased = $1,000/$38.735=25.816445

The same computational method, however, is not used for shares purchased directly from us because shares purchased in the open market are based upon specific open market transactions that need to be allocated to participants at actual cost. Newly issued shares issued by PNM Resources are not based on specific transactions that need to be allocated but are based on the market, for that day, which is determined based on the average of the low and the high prices of the common stock for the entire day.

Thus, for shares purchased directly from PNM Resources, the issuance price of those shares will be based on the average of the high and low prices of stock trades during the day. If, for example, there were only 3 trades on a day, at prices indicated in the previous example for market purchases, the average of the high and low prices would be $38.625 per share (($38.50 + $38.75)/2).

Your account will be credited with that number of shares, including fractional shares computed up to 6 decimal places, equal to the amount invested with respect to your Plan account, divided by the price per share of such shares for all purchases for all Plan participants during the applicable period as described above for either open market purchases (weighted average price) or shares purchased directly from us (average of high and low prices of stock trades during the investment date or dividend payment date).

You do not have control or authority to direct the price or time at which common stock is purchased or sold for Plan accounts. Therefore, you bear market risk associated with fluctuations in the price of common stock as the price of common stock may go up or down before a purchase or sale is made for your account.

Unless you request one, certificates for shares of common stock purchased under the Plan will not be issued. The number of shares purchased for your account under the Plan will be shown on your statement of account in book-entry form.

Certificates for any number of whole shares credited to your account under the Plan will be issued upon your request. The current fees charged for issuing share certificates are listed in Appendix A. Any remaining full shares and fractions of a share will continue to be credited to your account. Certificates for fractions of shares will not be issued.
How do I sell my shares out of the Plan?

You may instruct the Plan Administrator to sell your shares under the Plan in one of four ways - through a Batch Order, Market Order, Day Limit Order or Good-Till-Cancelled (“GTC”) Limit Order.

Batch Order: In a Batch Order, the Plan Administrator will combine the shares you want to sell through the Plan with shares that are being sold by other Plan participants. Batch orders are submitted on each trading day, to the extent that there are sale requests. Sale instructions for batch orders received by the Plan Administrator will be processed no later than 5 business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. You may request a batch order sale by writing to the Plan Administrator. All sales requests received in writing will be submitted as batch order sales. In every case of a batch order sale, the price to each selling Plan participant will be the weighted average sale price obtained by the Plan Administrator’s broker for each aggregate order placed by the Plan Administrator and executed by the broker, less a service and processing fee.

Market Order: A Market Order is a request to sell your shares at the prevailing market price when the trade is executed. You may request a market order sale only online at www.computershare.com/investor or by calling the Plan Administrator directly at 1-877-663-7775. Market order sale requests made in writing will be submitted as batch order sales. Market order sale requests received online or by telephone will be placed promptly upon receipt during normal market hours (9:30 a.m. to 4:00 p.m. Eastern Time). Any orders received after 4:00 p.m. Eastern Time will be placed promptly on the next trading day. The price will be the market price for shares obtained by the Plan Administrator’s broker, less a service and processing fee. The Plan Administrator will use commercially reasonable efforts to honor requests by participants to cancel market orders placed outside of market hours. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or call the Plan Administrator directly at 1-877-663-7775. If your market order sale was not filled and you still want the shares to be sold, you will need to re-enter the sale request.

Day Limit Order: A Day Limit Order is an order to sell your shares when and if the stock reaches a specific price on a specific day. The order is automatically cancelled if the price is not met by the end of that trading day (or, for orders placed outside of market hours, the next trading day). Depending on the number of shares being sold and current trading volume in the shares, your order may only be partially filled, in which case the remainder of your order will be cancelled. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Plan Administrator directly at 1-877-663-7775.

Good-Till-Cancelled Limit Order: A GTC Limit Order is an order to sell your shares when and if the stock reaches a specific price at any time while the order remains open (generally up to 30 days). Depending on the number of shares being sold and current trading volume in the shares, sales may be executed in multiple transactions and may be traded on more than one day. If shares trade on more than one day, a separate fee will be charged for each day. The order (or any unexecuted portion thereof) is automatically cancelled if the price is not met by the end of the order period. The order also may be cancelled by the NYSE, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Plan Administrator directly at 1-877-663-7775.

Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. Fees are deducted from the proceeds derived from the sale. The Plan Administrator may, under certain circumstances, require a transaction request to be submitted in writing. Please contact the Plan Administrator to determine if there are any limitations applicable to your particular sale request. Proceeds are normally paid by check, which are distributed within 24 hours after your sale transaction has settled. Instructions sent to the plan administrator to sell shares are binding and may not be rescinded. If you sell shares through a Market Order, Day Limit Order or GTC Limit Order, you may choose to receive sales proceeds in a foreign currency or by wire or direct deposit. These services are subject to additional fees and additional terms and conditions, which you must agree to when submitting the transaction.

All sales are subject to market conditions, system availability and other factors. The actual sale date or price received for any shares sold through the Plan may not be guaranteed.

The current fees charged in connection with the sale of shares are listed in Appendix A.

If you want to sell shares through your own broker, you may request the Plan Administrator to transfer shares electronically from your Plan account to your brokerage account. There is no fee for doing so. Alternatively, you may request a stock certificate that you can then deliver to your broker. The current fees charged for issuing share certificates are listed in Appendix A.

Plan participants must perform their own research and must make their own investment decisions. Neither the Plan Administrator nor any of its affiliates will provide any investment recommendations or investment advice with respect to transactions made through the Plan.
What is Safekeeping?

Shares of our common stock that you buy under the Plan will be maintained in your Plan account in non-certificated (book-entry) form for safekeeping. You will receive a periodic Plan statement detailing the status of your holdings. Safekeeping protects your shares against loss, theft or accidental destruction. Safekeeping also provides a convenient way for you to keep track of your shares. Only shares held in safekeeping (book-entry) may be sold through the Plan.

If you own additional shares of our common stock in certificated form, you may deposit your certificates into your Plan account, free of charge. To use this service, send your certificates to Computershare Trust Company, N.A. by registered mail or traceable delivery service and insured for 3% of the value with written instructions to deposit them into your Plan account for safekeeping. Do not endorse the certificates or complete the assignment section. Mail your certificates to Computershare Trust Company, N.A., P.O. Box 505000, Louisville, KY 40233-5000.
May I gift my shares out of the Plan?

You may gift or transfer your shares to any recipient you choose by:

•	making an initial $250 cash investment to establish an account in the recipient’s name or

•	transferring shares from your account to the recipient.

You must transfer a whole number of shares unless you transfer your entire account. You may transfer shares to new or existing shareholders. The Plan Administrator will automatically place such new accounts in full dividend reinvestment status. New participants, at their discretion, may elect another option. If you participate in the dividend reinvestment portion of the Plan and your request to either transfer all your shares or make a partial sale and transfer the balance of your shares is received between the ex-dividend date (the day after the last day during the quarter on which stock can be transferred with the new owner receiving that quarter’s dividend payout) and the dividend record date, the processing of your request may be held until after your account is credited with reinvested dividends.

You must have your signature guaranteed by a financial institution participating in the Medallion Signature Guarantee program. The Medallion Guarantee program ensures that the individual signing the certificate or transfer instructions is in fact the registered owner as the name appears on the stock certificate or stock power.

You may also transfer shares by using the Plan Administrator’s Transfer Wizard at www.computershare.com/transferwizard. The Transfer Wizard will guide you through the transfer process, assist you in completing the transfer form, and identify other necessary documentation you may need to provide.

If you need additional assistance, please contact the Plan Administrator.

How do I get my stock certificates?

You may withdraw all or some of the shares from your Plan account by notifying the Plan Administrator. Certificates will be issued for whole shares only. The current fees for certificate issuance are set forth in Appendix A. If your request involves a fractional share, a check (less any applicable fees) for the value of the fractional share will be mailed to you.

Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. If the certificate is issued in a name other than that on your Plan account registration form, the signature on the instructions or stock power must be guaranteed by a financial institution participating in the Medallion Signature Guarantee program, as described above.
What are the fees relating to participation in the Plan?

The current fees are described in Appendix A. The Plan Administrator will deduct the applicable fees from the investment amount or proceeds from a sale.
How is my investment tracked?

If you participate in the dividend reinvestment portion of the Plan and you hold 100 shares or more, the Plan Administrator will mail you a quarterly Plan statement showing all transactions (shares, amounts invested, purchase prices) for your account, including year-to-date and other account information. If you own less than 100 shares, you will receive an annual statement.

Supplemental statements or notices will be sent when you make an initial or optional cash investment or a deposit, transfer or withdrawal of shares.

Please retain your Plan statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

You should notify the Plan Administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.
How do I terminate participation in the dividend reinvestment portion of the Plan?

You may discontinue the reinvestment of your dividends at any time by giving notice to the Plan Administrator. The Plan Administrator will continue to hold your shares unless you request a certificate for any full shares and a check for any fractional share. You may also request the sale of all or part of any such shares or have the Plan Administrator electronically transfer your shares to your brokerage account.

After you terminate your participation in the dividend reinvestment portion of the Plan, you may rejoin at any time by re‑enrolling with the Plan Administrator. However, the Plan Administrator has the right to reject such enrollment if you repeatedly join and withdraw from the Plan, or for any other reason. The Plan Administrator’s exercise of such right is intended to minimize unnecessary administrative expenses and to encourage use of the Plan as a long-term shareholder investment service.

What are the material federal income tax consequences of my participation in the Plan?

Your reinvested dividends will be treated for federal income tax purposes in the same manner they would have been treated had you received such dividends in cash on the applicable dividend payment date. In addition, the per share processing fees (currently 6 cents per share) paid by us for your dividend reinvestment shares will be taxable income to you. Generally, your tax basis in the shares purchased will be equal to the amount of the cash dividends and optional cash investments applied to the purchases of such shares, plus any fees paid by you, or on your behalf and included in your taxable income. Your holding period for the shares acquired pursuant to the Plan will begin on the day after the date the shares are purchased. You may recognize gain or loss when your shares

(including fractional shares) are sold or otherwise disposed of in a taxable exchange, whether by the Plan Administrator on your behalf or by you upon withdrawal of your shares from the Plan. The amount of such gain or loss will be the difference between the amount you receive for the shares and your tax basis in such shares.

If and when PNM Resources grants any waiver requests for a cash investment over $100,000, then pursuant to applicable Internal Revenue Service (“IRS”) guidance, participants who purchase shares at a discount pursuant to the pricing provisions for such granted waiver requests will be treated as having received a distribution equal to the excess, if any, of the fair market value of our common stock on the investment date over the amount of the cash payment made by the participant.
The total amount of dividends and any broker fees will be reported to you on your Form 1099-DIV, and to the IRS, shortly after the end of each year. Any sale of shares made through the Plan Administrator will also be reported to the IRS as required by law. Any profit or loss you incur should be reflected when you file your income tax returns. Dividends on PNM Resources Direct shares held for or on behalf of non-resident aliens or non-U.S. entities generally are subject to income tax withholding. Any dividend reinvestment will therefore be made net of any taxes withheld.

For any sale of PNM Resources stock (regardless of when acquired), the Plan Administrator is required to report annually to you and the IRS, the gross proceeds resulting from such sales. In addition, for sales of PNM Resources stock purchased on or after January 1, 2011 and for dividend reinvestment shares acquired on or after January 1, 2012 (collectively, “Covered Stock”), the Plan Administrator is also required to annually report to the IRS (i) your adjusted tax basis in such Covered Stock, and (ii) whether any gain or loss with respect to such sale is long-term or short-term. Unless you adequately indicated otherwise, the Plan Administrator will calculate your adjusted basis, and your gain or loss, if any, on sales of Covered Stock using the default method required by Treasury Regulation §1.1012-1.
In general, for shares of PNM Resources stock acquired on different dates, the Plan Administrator will assume the shares you sell are those that were purchased earliest (i.e., First In, First Out, or, FIFO) and, to the extent that such shares constitute Covered Stock, the Plan Administrator will calculate your adjusted basis and any gain or loss in accordance with that assumption. As noted above, you can use a different method by adequately notifying the Plan Administrator of the different method you elect to use. The rules governing the methods for determination of your adjusted basis and gain or loss on sales of Covered Stock, however, are complex. Consequently, we recommend you consult your own tax advisor if you wish the Plan Administrator to use a method of calculating your adjusted basis and gain or loss that is different than the default method otherwise specified by Treasury Regulation §1.1012-1. Once you sell your PNM Resources stock, the method used to calculate your adjusted basis and any gains or losses with respect to such stock cannot be changed. Therefore, it is important to consider the tax implications before you request a sale.
The Plan Administrator will not provide cost basis information for PNM Resources stock purchased before January 1, 2011 or for dividend reinvestment shares acquired before January 1, 2012 to either you or the IRS. We urge you to consult your own tax advisor for assistance with the calculation of your adjusted basis in such stock. Special tax issues may apply to some participants.
Be sure to keep your statements for income tax purposes. You may obtain copies of statements and Form 1099-DIV or Form 1099-B for the current year and/or prior years at no charge. To obtain copies, please contact the Plan Administrator online, by telephone or in writing. General historical pricing is available on the Internet at http://www.pnmresources.com/investors/stocklookup.cfm.

YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISER TO DETERMINE THE PARTICULAR TAX CONSEQUENCES THAT MAY RESULT FROM YOUR PARTICIPATION IN THE PLAN AND THE SUBSEQUENT SALE OR OTHER DISPOSITION OF SHARES ACQUIRED UNDER THE PLAN, INCLUDING THE EFFECT OF ANY APPLICABLE STATE, LOCAL AND FOREIGN TAX LAWS.

OTHER PROVISIONS
How do I view the status of my account?

You can view the status of your account at any time by logging onto Investor Center at www.computershare.com/investor or by telephoning 1-877-663-7775.
How do I change or stop the automatic investment feature?

Simply access your account through Investor Center on www.computershare.com/investor or complete a new Direct Debit Authorization form. Your request must be received at least 3 business days before the 24th day of the month.
Changes to the Plan

We reserve the right to suspend, modify or terminate the Plan at any time. You will receive notice of certain suspensions, modifications or termination. We, together with the Plan Administrator, also reserve the right to change any administrative procedures of the Plan.
Misuse of the Plan

We reserve the right to deny, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, the Plan Administrator will notify you in writing and will continue to keep your shares safe but will no longer accept optional cash investments or reinvest your dividends. The Plan Administrator will issue a certificate to you upon request.

Limitation of liability

The Plan provides that neither we nor the Plan Administrator in administering the Plan nor any independent agent will be liable for any act done in good faith or for the good faith omission to act in connection with the Plan. This includes, without limitation, any claims of liability:

•	for failure to terminate your account upon your death or adjudicated incompetence prior to receiving written notice of such death or adjudicated incompetence; or

•	relating to purchase or sale prices reflected in your Plan account or the dates of purchases or sales of your Plan shares; or

•	for any loss or fluctuation in the market value after purchase or sale of such shares. The foregoing does not represent a waiver of any rights you may have under applicable securities laws.

How do I make an initial or optional cash investment over the maximum yearly amount?

If you wish to make an initial or optional cash investment in excess of $100,000 per year and be eligible for a potential discount from the market price, you must obtain our prior written approval. To obtain our approval, you must submit a request for waiver. To make this request, you should obtain a “Request For Waiver” form by contacting us at 505-241-2868.

If we approve your request, we will notify you via return facsimile or e-mail. You must then send the authorized amount to the Plan Administrator in the form of a personal check or electronic funds transfer drawn on a U.S. bank. The Plan Administrator must receive your investment no later than the close of business on the last day before the applicable pricing period start date. Any funds received by the Plan Administrator after the applicable date will be returned to the investor without interest.

We have the sole discretion whether to approve any request to make an initial or optional cash investment in excess of the $100,000 yearly maximum. We may grant those requests for waiver in order of receipt or by any other method that we determine to be appropriate. We also may determine the amount that you may invest pursuant to a waiver. In deciding whether to approve your request for waiver, we may consider the following material factors:

•
whether, at the time of your request, the Plan Administrator is acquiring shares of common stock for the Plan directly from us or in the open market or in privately negotiated transactions with third parties;

•	whether we need cash to fund a specific project at the current time, at some time in the foreseeable future, or whether funds can be used for a general operational purpose;

•
if we decide that there is a need for additional funds, then we would consider whether this Plan was the most beneficial means of raising additional cash compared to an underwritten offering or the issuance of new debt or the use of existing debt financing facilities;

•
whether the potential issue price is above or below book value, the general stock market trends at the time of consideration, the general utility trends regarding stock prices at the time of consideration, and our recent stock price trend;

•	whether you have participated in the Plan in the past, your current level of participation and whether you are known as a short seller of stock;

•	whether granting the waiver request will facilitate obtaining new, diversified and long-term investment in PNM Resources through the Plan; and

•	whether the total amount of waiver requests exceeds our cash-raising goal and if so we may adjust potential investments down if the requests are greater than required to meet our goal.

We will probably not grant waiver requests when the Plan Administrator is acquiring shares in the open market or through privately negotiated transactions. In addition, if, at the time of your request, we do not need additional funds, determine that issuing new shares is not the most beneficial means of obtaining additional funds, or determine that the purchase price is below book value, then we may not grant your waiver request.

If you do not receive a response from us within 3 business days of submitting your waiver request, you should assume that we have denied your request.

If requests for a waiver are submitted for any pricing period for an aggregate amount in excess of the amount we are then willing to accept, we may honor these requests in order of receipt, or by any other method that we determine, in our sole discretion, to be appropriate.

We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible registered holders or beneficial owners of our common stock for any reason whatsoever including eliminating practices that are inconsistent with the purposes of the Plan, which are to provide a convenient and economical method of investing in our stock and to encourage long-term investment. If it becomes apparent that an individual is buying and immediately selling our common stock to take advantage of the discount provision described below, we will take action to prevent that type of activity, e.g., by not granting any future waiver requests for that person.

Once a waiver request for a cash investment over $100,000 has been granted, how are shares priced and purchased?

Shares purchased pursuant to a granted waiver request will be purchased directly from us. If a request for waiver is approved, the price of shares purchased from us pursuant to the request for waiver will be determined using a pricing period of not less than 1 but not more than 10 trading days as determined by us commencing on a date set by us. Initial and optional cash investments made pursuant to a request for waiver will be applied to the purchase of shares of common stock as soon as practicable on or after the business day following the last day of the pricing period. This date is referred to as the “Waiver Investment Date”.

Initial and optional cash investments made pursuant to a request for waiver will be acquired at a price equal to the average of the daily high and low sales prices computed up to 7 decimal places, if necessary, of our common stock as reported on the New York Stock Exchange, or NYSE, only, and not a Composite Average, for the applicable trading days immediately preceding the Waiver Investment Date (assuming that we do not set a threshold price for the pricing period or offer a discount from the purchase price as discussed further below). A “trading day” is any day on which our stock is reported as bought or sold over the NYSE. All funds properly received by the Plan Administrator up to the close of business on the last business day before the pricing period begins will be invested by the Plan Administrator in shares of PNM Resources common stock as soon as practicable on or after the Waiver Investment Date. Funds received after this date will be returned to you without interest. Setting a particular 1-10 trading day pricing period for a particular Waiver Investment Date will not affect the setting or a pricing period for any other Waiver Investment Date.

For purposes of determining the price per share for investments made pursuant to a request for waiver, we may set a minimum purchase price per share, or Threshold Price, for any pricing period. This Threshold Price is a minimum price that would be used under an alternative method for setting the per share purchase price that is described in the next paragraph. We will determine whether to set a Threshold Price, and, if so, its amount, at least 3 business days before the first day of the pricing period. We will notify the Plan Administrator of the Threshold Price, if any. In deciding whether to set a Threshold Price, we will consider one, all or a combination of the following factors:

•	the general trend of the stock market as a whole, the general trend of the utility sector of the stock market, and the general trend of our stock.

•	whether any previous offerings under the waiver provisions of the Plan been over or under subscribed.

•	do we have an immediate need for the cash, do we foresee an upcoming transaction that will require new cash and are there external events affecting the decision.

Participants may ascertain whether a Threshold Price has been set or waived for any given pricing period by calling us at 505-241-2868 or such other number as we may establish from time to time.

We will fix the Threshold Price for a pricing period as a dollar amount that the average of the high and low sales prices as reported by the NYSE for each trading day of that pricing period (not adjusted for discounts, if any) must equal or exceed. We will exclude from the pricing period and from the determination of the purchase price any trading day within the pricing period that does not meet the Threshold Price. Thus, for example, if we choose to use a 10 day pricing period and the Threshold Price is not met for 2 of the 10 trading days in a pricing period, then we will base the purchase price upon the remaining 8 trading days in which the Threshold Price was met.

In addition, we will return a pro rata portion of each cash investment made pursuant to an approved request for waiver for each trading day of a pricing period for which the Threshold Price is not met as soon as reasonably practical after the pricing period, without interest. The returned amount will be a percentage of the cash investment corresponding to the percentage of trading days below the Threshold Price. Thus, for example, if we chose a 10 day trading period and the Threshold Price is not met for 2 of the 10 trading days in a pricing period, then we will return two-tenths (2/10th or 20%) of the initial or optional cash investment to you without interest after conclusion of the pricing period. This does not constitute a discount to the purchase price; however, it does reduce the total number of shares that you may purchase with respect to a Waiver Investment Date.

The establishment of the Threshold Price and the possible return of a portion of the payment apply only to initial or optional cash investments exceeding $100,000 per year made pursuant to a granted request for waiver. Setting a Threshold Price for a pricing period will not affect the setting of a Threshold Price for any other pricing period. We may waive our right to set a Threshold Price for any particular pricing period. Neither we nor the Plan Administrator are required to give you notice of the Threshold Price for any pricing period. We may alter or amend at our sole discretion these pricing periods at any time and from time to time, prior to the commencement of any pricing period and prior to the granting of any waiver with respect to such period.
At our sole discretion, we may offer participants making a cash investment in excess of $100,000 a discount of up to 3% from the regular purchase price on any particular Waiver Investment Date. The maximum discount rate, if any, on initial or optional cash investments in excess of $100,000 per year may be obtained at least 3 business days before the first day of the applicable pricing period by calling us at 505-241-2868.
Setting a discount from the purchase price for initial and optional cash investments in excess of $100,000 per year for a particular pricing period will not affect the setting of a discount for any other pricing period. We may increase, decrease, or waive our right to set a discount from the purchase price for any particular pricing period. Neither we nor the Plan Administrator is required to give you notice of the discount for any pricing period. When setting the discount, if any, we will consider our capital needs, whether we want to issue equity to meet our capital needs and how quickly we desire to close the investment. For example, to the extent we desire to issue equity in a particular pricing period to meet our capital needs, we are more likely to establish a discount to encourage participants to make cash investments.
USE OF PROCEEDS
We expect to use any net proceeds we receive from the issuance and sale of common stock offered hereby to repay debt and for general corporate purposes, including capital expenditures.

DESCRIPTION OF OUR COMMON STOCK
The following descriptions of our common stock and the relevant provisions of the articles of incorporation of PNM Resources, as amended through October 27, 2008 (our “Articles of Incorporation”), and our by-laws are summaries and are qualified by reference to our Articles of Incorporation filed with the SEC as an exhibit to our Current Report on Form 8-K filed November 21, 2008 (incorporated by reference herein) and the by-laws filed with the SEC as exhibit 3.4 to our Current Report on Form 8-K filed October 25, 2017 (incorporated by reference herein). The following also summarizes certain applicable provisions of the New Mexico Business Corporation Act and the New Mexico Public Utility Act and those summaries are qualified by reference to those Acts.
Our authorized capital stock consists of 10,000,000 shares of preferred stock, no par value, issuable in series from time to time, and 120,000,000 shares of common stock, no par value, of which 500,000 shares have been designated Convertible Preferred Stock, Series A, which we refer to in this prospectus supplement as “Series A Preferred Stock”. As of July 31, 2018, 79,653,624 shares of our common stock and no shares of our Series A Preferred Stock were outstanding.

Dividend Rights
After giving effect to any prior rights of our Series A Preferred Stock, and any other series of preferred stock that should become outstanding, we will pay dividends on our common stock as determined by our Board of Directors (the “Board”) out of legally available funds. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.

Unless waived by the holders of at least two-thirds of the number of then outstanding shares of Series A Preferred Stock, no dividend on our common stock shall be declared unless a dividend on the Series A Preferred Stock is declared and paid at the same time in an amount equal to the dividend that would be received by a holder of the number of shares (including fractional shares) of common stock into which such Series A Preferred Stock is convertible on the record date for such dividend.

Voting Rights

Holders of common stock are entitled to one vote for each share held by them on all matters submitted to our shareholders. Holders of our common stock do not have cumulative voting rights in the election of directors. The New Mexico Business Corporation Act and our Articles of Incorporation and by-laws generally require the affirmative vote of a majority of the shares represented at a shareholder meeting and entitled to vote for shareholder action, including the election of directors. Under the New Mexico Business Corporation Act, some corporate actions, including amending the articles of incorporation and approving a plan of merger, consolidation or share exchange, require the affirmative vote of a majority of the outstanding shares entitled to vote, which could include, in certain circumstances, classes of preferred stock.

Our Articles of Incorporation limit the Board to designating voting rights for classes of preferred stock only (1) when dividends on the preferred stock are not paid, (2) when proposed changes to the Articles of Incorporation would adversely affect preferred shareholders’ rights and privileges or (3) if the Board issues a series of preferred stock convertible into common stock and confers upon the holders of such convertible preferred stock the right to vote as a single class with holders of common stock on all matters submitted to a vote of holders of common stock at a meeting of shareholders other than for election of directors, with the same number of votes as the number of shares of common stock into which the shares of such preferred stock are convertible, provided that at all times the aggregate preferred stock outstanding with such voting rights is convertible into no more than 12 million shares of common stock.
Our Articles of Incorporation do not allow our directors to create classes of directors. All directors are elected annually.
Liquidation Rights
In the event we are liquidated or dissolved, either voluntarily or involuntarily, each share of Series A Preferred Stock is entitled to a liquidation preference of $1.00 per share. After that claim is satisfied, holders of our common stock are entitled to, ratably, an amount equal to $1.00, divided by the number of shares of common stock into which a share of Series A Preferred Stock is then convertible, and multiplied by the number of shares of common stock then outstanding. After that claim is satisfied, all remaining assets will be distributed to the holders of the Series A Preferred Stock and common stock ratably on the basis of the number of shares of outstanding common stock and, in the case of the Series A Preferred Stock, the number of shares of common stock into which the outstanding shares of Series A Preferred Stock are then convertible. The rights of the holders of our common stock to share ratably (according to the number of shares held by them) in the distribution of remaining assets will also be subject to the liquidation preferences and other rights of any additional series of preferred stock that we may issue in the future.
Preemptive Rights
Neither the holders of our common stock nor the holders of our Series A Preferred Stock have a preemptive right to purchase shares of our authorized but unissued shares, or securities convertible into shares or carrying a right to subscribe to or acquire shares, except under the terms and conditions as may be provided by our Board in its sole judgment.

Listing
Our common stock is listed on the New York Stock Exchange under the “PNM” symbol.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. 462 South 4th Street, Suite 1600, Louisville, KY 40202.
Certain Other Matters
Our Articles of Incorporation and by-laws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. The material provisions that may have such an effect include:

•
 authorization for our Board to issue our preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights, within the limitations described above, and the extent of the preferences of the shares of any series with respect to dividends and other matters);

•	advance notice procedures with respect to any proposal other than those adopted or recommended by our Board; and

•
provisions specifying that only a majority of the Board, the chairman of the Board, the president or holders of not less than one-tenth of all our shares entitled to vote may call a special meeting of stockholders.

Under the New Mexico Public Utility Act, approval of the New Mexico Public Regulation Commission is required for certain transactions that may result in our change in control or exercise of control.

PLAN OF DISTRIBUTION

Subject to the discussion below, we will distribute newly issued shares of our common stock sold under the Plan. A registered broker/dealer selected by Computershare Trust Company, N.A., the Plan Administrator, will assist in the identification of investors and other related services, but will not be acting as an underwriter with respect to shares of our common stock sold under the Plan. There are no trading fees or service charges allocated to participants in the Plan in connection with their purchases of such newly issued shares of common stock.

In connection with the administration of the Plan, we may be requested to approve investments made pursuant to waiver requests by or on behalf of participants or other investors who may be engaged in the securities business.

Persons who acquire shares of our common stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act, and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to any such person any rights or privileges other than those to which it would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our common stock so purchased. We may, however, accept investments made pursuant to Requests for Waiver by such persons.

From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions in order to benefit from any waiver discounts applicable to investments made pursuant to waiver requests under the Plan. Those transactions may cause fluctuations in the trading volume of our common stock. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of shares of our common stock to be received under the Plan. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate practices that are inconsistent with the purpose of the Plan.

We will pay any and all trading fees and related expenses incurred in connection with purchases of our common stock under the Plan, except that a per share processing fee (currently 6 cents per share) is included in the share price for open market purchases. Upon withdrawal by a participant from the Plan by the sale of shares of our common stock held under the Plan, the participant will receive the proceeds of that sale less a transaction and share processing fee and any required tax withholdings or transfer taxes.

You will not incur fees, commissions or expenses in connection with purchases made under the Plan, other than a per share processing fee (currently 6 cents per share) included in the open market share price. This share processing fee will not be charged to you for shares purchased with reinvested dividends. If you direct the Plan Administrator to sell shares of common stock credited to your account, however, the Administrator will deduct from the sales proceeds: (1) any applicable service fee plus (2) the applicable per share processing fee and (3) if a wire request is made, a wire fee. The current fees are set forth in Appendix A.

PLAN ADMINISTRATOR

Our Plan Administrator is Computershare Trust Company, N.A., 462 South 4th Street, Suite 1600, Louisville, KY 40202.

LEGAL MATTERS
Certain legal matters in connection with the common stock offered hereby will be passed upon for us by Leonard D. Sanchez, Esq., Associate General Counsel of PNM Resources. As of July 31, 2018, Leonard D. Sanchez, Esq. held 5,910 shares of our common stock (pursuant to the vesting of restricted stock rights) and 1,808 unvested restricted stock rights (which vest in equal annual installments over a 3 year period from the respective grant date).
EXPERTS

The consolidated financial statements and schedules of PNM Resources, Inc as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

APPENDIX A
FEE SCHEDULE

Enrollment fee for new investors	No charge
Initial purchase of shares	Per share* processing fee deducted from investment amount (currently $0.06 per share), applicable when shares are acquired by the Plan Administrator through its broker
Reinvestment of dividends	No charge. We will pay the applicable per share* processing fee when shares are acquired by the Plan Administrator through its broker
Optional cash investments	Per share* processing fee deducted from investment amount (currently $0.06 per share), applicable when shares are acquired by the Plan Administrator through its broker
Sale of shares (partial or full):
Batch Order	$25.00 per transaction plus $0.12 per share* sold
Market Order	$25.00 per transaction plus $0.12 per share* sold
Day Limit Order	$25.00 per transaction plus $0.12 per share* sold
GTC Limit Order	$25.00 per transaction plus $0.12 per share* sold

Alternative Currency Disbursement Fees
U.S.$ or Foreign Currency Wire	$50.00 per transaction
Foreign Check	$15.00 per transaction
EFT (Direct Deposit - U.S.$ only)	$10.00 per transaction

Convenience Fees
CSR Assisted Sale	$15.00 per transaction

Gift or transfer of shares	No charge
Safekeeping of stock certificates	No charge
Certificate issuance	$25 if requested by mail, internet or automated telephone, $40 if requested through a CSR.
Returned checks or rejected automatic debit	$35.00 per check or transaction
Duplicate statements:
Current year	No charge
Prior year(s)	$10.00 per statement
Duplicate Form 1099-DIV or 1099-B	No charge

*All per share fees include any brokerage commissions the Plan Administrator is required to pay.

PLAN FEES ARE AT THE DISCRETION OF PNM RESOURCES, INC. INVESTORS SHOULD NOT RELY SOLELY ON THE ABOVE SCHEDULE AS FEES ARE SUBJECT
TO CHANGE. FOR MORE INFORMATION, PLEASE CONTACT THE PLAN ADMINISTRATOR AT 1-877-663-7775.

S-A-1

Prospectus

Debt Securities
Common Stock
Preferred Stock
Warrants
Securities Purchase Contracts
Units

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, offer, issue and sell debt securities, shares of our common stock, shares of our preferred stock, warrants, securities purchase contracts or units, which we collectively refer to as the “securities”. We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering.
This prospectus describes some of the general terms that may apply to the securities. The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements also may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you make your investment decision.
We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents or a combination of these methods. The names of any underwriters or agents participating in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 25 of this prospectus.
Investing in our securities involves risks. See “Risk Factors” on page 4 and “Forward Looking Statements” on page 5 for information on certain risks related to the purchase of any securities.
Our common stock is quoted on the New York Stock Exchange under the symbol “PNM.”
Our executive office is located at 414 Silver Ave. SW, Albuquerque, New Mexico 87102, and our telephone number is (505) 241-2700.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2018.

TABLE OF CONTENTS

Prospectus
page
ABOUT THIS PROSPECTUS ……………………………………………………………………………………………1
WHERE YOU CAN FIND MORE INFORMATION ……………………………………………………………………3
PNM RESOURCES, INC ………….………………………………………………………………………………………4
RISK FACTORS……………………………………………………………………………………………………………4
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS …………………………………………………5
RATIO OF EARNINGS TO FIXED CHARGES …………………………………………………………………………6
USE OF PROCEEDS ………………………………………………………………………………………………………6
DESCRIPTION OF DEBT SECURITIES …………………………………………………………………………………7
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK …………………………………………………17
DESCRIPTION OF WARRANTS ………………………………………………………………………………………20
DESCRIPTION OF SECURITIES PURCHASE CONTRACTS ………………………………………………………23
DESCRIPTION OF UNITS ………………………………………………………………………………………………24
PLAN OF DISTRIBUTION………………………………………………………………………………………………25
LEGAL MATTERS ………………………………………………………………………………………………………27
EXPERTS…………………………………………………………………………………………………………………27

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.
This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell the securities, we will describe in a supplement to this prospectus the specific terms of that offering. The applicable prospectus supplement also may add, update or change information in this prospectus. Please carefully read both this prospectus and the applicable prospectus supplement, together with the documents that are incorporated by reference herein that are described under “Where You Can Find More Information,” before investing in the securities. In particular, you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” or otherwise included in any applicable prospectus supplement or incorporated by reference in this prospectus before you decide whether to purchase the securities.
Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus and any accompanying prospectus supplement to “PNMR,” “PNM Resources,” “we,” “our” and “us” refer to PNM Resources, Inc. and its subsidiaries. Unless otherwise indicated, financial information included or incorporated by reference herein and in any accompanying prospectus supplement is for PNM Resources, Inc. and its subsidiaries on a consolidated basis.
This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to in this prospectus have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
Pursuant to the registration statement of which this prospectus is a part, we may offer, issue and sell securities as set forth on the cover page of this prospectus. Because we are a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” we may add to and offer additional securities, including securities held by security holders, by filing a prospectus supplement with the SEC at the time of the offer.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplements and any free writing prospectus prepared by or on behalf of us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any free writing prospectuses and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.
Our Internet address is www.pnmresources.com. The contents of the website are not a part of the registration statement of which this prospectus is a part. Our filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, are accessible free of charge at www.pnmresources.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. These reports are also available upon request in print from us free of charge.
We are “incorporating by reference” in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. Our combined filings with the SEC present separate filings by PNMR, Public Service Company of New Mexico (“PNM”) and Texas-New Mexico Power Company (“TNMP”). Information contained therein relating to an individual registrant is filed by that registrant on its own behalf and each registrant makes no representation as to information relating to other registrants. The information we incorporate by reference is considered to be part of this prospectus, unless it is updated or superseded by the information contained in this prospectus or the information we file subsequently with the SEC that is incorporated by reference in this prospectus or a prospectus supplement. We are incorporating by reference the following documents that we have filed with the SEC (except those portions of filings that relate to PNM or TNMP as separate registrants), other than any information in these documents that is deemed not to be “filed” with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as filed on March 1, 2018;

•	Our Current Reports on Form 8-K as filed on January 19, 2018 and February 26, 2018;

•
All information in our Definitive Proxy Statement on Schedule 14A filed on April 4, 2017, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and

•
The description of our common stock contained in our Current Report on Form 8-K filed on December 31, 2001 and any amendment or report filed for the purpose of updating such description, including our Current Reports on Form 8-K as filed on August 17, 2006, November 21, 2008 and August 9, 2012.

We also incorporate by reference into this prospectus any filings we make with the SEC (excluding information furnished under Item 2.02 or 7.01 of Current Reports on Form 8-K) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of the registration statement that contains this prospectus.
You may obtain without charge a copy of any of the documents we incorporate by reference, except for exhibits to such documents which are not specifically incorporated by reference into such documents, by contacting us at PNM Resources, Inc., 414 Silver Ave. SW, Albuquerque, New Mexico, 87102-3289, Attention: Shareholder Services. You may also telephone your request at (505) 241-2868.

PNM RESOURCES, INC.
PNM Resources is an investor-owned holding company of energy and energy-related businesses. PNMR’s primary subsidiaries are PNM and TNMP. PNM is an electric utility that provides electric generation, transmission, and distribution service to its rate-regulated customers in New Mexico. TNMP provides regulated transmission and distribution services to various retail electric providers that, in turn, provide retail electric service to consumers within TNMP’s service area in Texas.

Our executive office is located at 414 Silver Ave. SW, Albuquerque, New Mexico 87102-3289, and our telephone number is (505) 241-2700.
RISK FACTORS
Investing in the securities involves risk. Please carefully consider the specific risks set forth under the section entitled “Risk Factors” in our Annual Report on Form 10-K and other reports filed with the SEC, which are all incorporated by reference in this prospectus, and in the applicable prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus or the applicable supplement to this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations, financial results and the value of our securities.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus or other offering materials may contain or incorporate by reference “forward-looking statements,” which you can generally identify by our use of forward-looking words including “believe,” “expect,” “intend,” “may,” “will,” “should,” “could,” “anticipate” or “plan” or the negative or other variations of these terms or comparable terminology, or by discussion of strategies that involve risks and uncertainties. These forward-looking statements relate to future events or our expectations, projections, estimates, intentions, goals, targets, and strategies and are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates, and we assume no obligation to update this information.

Because actual results may differ materially from those expressed or implied by these forward-looking statements, we caution you not to place undue reliance on these statements. Our business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond our control, that can cause actual results to differ from those expressed or implied by the forward-looking statements.

Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements are listed under “Risk Factors” in a prospectus supplement and may also be found in our periodic reports filed with the SEC at www.sec.gov.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our Ratio of Earnings to Fixed Charges for the periods indicated:

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges[1]	2.45[2]	2.26[3]	1.16[4]	2.41[5]	2.20[6]

(1) For the periods shown, we had neither issued any shares of, nor paid any dividends on, preferred stock. Accordingly, the ratios of earnings to fixed charges and preferred stock dividends are not presented because they are identical to the ratios of earnings to fixed charges for each of the periods.

(2) Earnings before income taxes and non-controlling interest for the year ended December 31, 2017 includes a pre-tax loss of $27.0 million due to the write-off of regulatory disallowances and restructuring costs at PNM. If that loss was excluded, the Ratio of Earnings to Fixed Charges would have been 2.65 for 2017.

(3) Earnings before income taxes and non-controlling interest for the year ended December 31, 2016 includes a pre-tax loss of $15.0 million due to the write-off of regulatory disallowances and restructuring costs at PNM. If that loss was excluded, the Ratio of Earnings to Fixed Charges would have been 2.37 for 2016.

(4) Earnings before income taxes and non-controlling interest for the year ended December 31, 2015 includes a pre-tax loss of $167.5 million due to the write-off of regulatory disallowances and restructuring costs at PNM. If that loss was excluded, the Ratio of Earnings to Fixed Charges would have been 2.50 for 2015.

(5) Earnings before income taxes and non-controlling interest for the year ended December 31, 2014 includes a pre-tax loss of $1.1 million due to the write-off of regulatory disallowances at PNM. If that loss was excluded, the Ratio of Earnings to Fixed Charges would have been 2.42 for 2014.

(6) Earnings before income taxes and non-controlling interest for the year ended December 31, 2013 includes a pre-tax loss of $12.2 million due to the write-off of regulatory disallowances at PNM. If that loss was excluded, the Ratio of Earnings to Fixed Charges would have been 2.29 for 2013.

USE OF PROCEEDS
Each prospectus supplement will describe the uses of the proceeds from our issuances and sales of securities offered by that prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
General

The following description sets forth certain general terms and provisions of our debt securities. When we offer our debt securities in the future, a prospectus supplement will explain the particular terms of those debt securities and the extent to which any of these general provisions will not apply. You should read this prospectus and any applicable prospectus supplement before you make any investment decision. We may issue one or more series of debt securities directly to the public or as part of a purchase unit from time to time. We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the debt securities described in this prospectus.

The debt securities will be our direct unsecured general obligations. We may issue the debt securities from time to time in one or more series under an indenture dated as of March 15, 2005 between us and MUFG Union Bank, N.A. (formerly known as Union Bank, N.A.) (ultimate successor to JPMorgan Chase Bank, N.A.), as trustee (the ‘‘Trustee’’). This indenture, as it may be amended and supplemented from time to time, is referred to in this prospectus as the ‘‘Indenture.’’

We have summarized selected provisions of the Indenture below. You should read this summary together with the Indenture, any supplemental indentures or other documents establishing the debt securities for a complete understanding of the provisions that may be important to you. The following description of the debt securities and the Indenture is qualified by reference to the Indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. References to certain sections in parentheses below are references to sections of the Indenture. Whenever particular provisions or defined terms in the Indenture are referred to under this ‘‘Description of Debt Securities,’’ such provisions or defined terms are incorporated by reference herein. The Indenture is qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act of 1939 for provisions that apply to the debt securities.

There is no requirement under the Indenture that our future issuances of debt securities be issued exclusively under the Indenture and we will be free to employ other indentures or documentation containing provisions different from those included in the Indenture or applicable to one or more issuances of debt securities in connection with future issuances of other debt securities. Nonetheless, the debt securities registered under the registration statement of which this prospectus is a part will only be issued either pursuant to the Indenture or pursuant to an indenture (or a form thereof) that is filed with the SEC in connection with the offering of the debt securities.

The Indenture provides that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series for issuances of additional debt securities of that series. Unless otherwise described in the applicable prospectus supplement, the Indenture does not limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur.

The Indenture does not currently contain any restriction on the payment of dividends or any financial covenants. However, the supplemental indenture for any series of debt securities may contain such restrictions. The prospectus supplement related to such debt securities will describe such restrictions and the protections, if any, that such restrictions provide the holders of the debt securities in the event of a highly leveraged transaction involving us that may adversely affect the holders of the debt securities.

Ranking

The debt securities will be our direct unsecured general obligations and will rank equally with all of our other unsubordinated debt. As of December 31, 2017, PNMR, exclusive of its subsidiaries, had $565.7 million of outstanding short-term and long-term debt that would have ranked equally with the debt securities.

We are a holding company and derive substantially all of our income from our operating subsidiaries. As a result, our cash flows and consequent ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany indebtedness) to us or to otherwise pay amounts due with respect to the debt securities or to make specific funds available for such payments. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. The debt securities will be effectively subordinated to the claims of all creditors, including trade creditors and tort claimants, of our subsidiaries. In the event of the bankruptcy, insolvency, liquidation or reorganization of the business of one of our subsidiaries, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the debt securities. As of December 31, 2017, our subsidiary PNM had $11.5 million aggregate stated value of cumulative preferred stock outstanding and $1,705.7 million aggregate principal amount of short-term and long-term debt outstanding, all of which was unsecured. As of December 31, 2017, our subsidiary TNMP had $465.5 million aggregate principal amount of secured short-term and long-term debt outstanding.

The Indenture provides that payment of principal, premium and interest on any debt security issued under the Indenture shall be made solely from the assets of PNMR and not from any assets of utility subsidiaries. (See Section 1.14)

Provisions of a Particular Series

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to that offering. These terms will include any of the following terms that apply to that series:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the person or persons to whom interest payments are made, if other than the registered holder;

•	the date or dates on which the principal of the debt securities will be payable, how the dates will be determined and whether the stated maturity may be extended;

•	the rate or rates at which the debt securities will bear interest, if any, and how the rate or rates will be determined;

•	the date or dates from which interest on the debt securities will accrue, the interest payment dates on which interest will be paid, and the record dates for the interest payments;

•	the right, if any, to extend the interest payment periods for the debt securities and the duration of the extension;

•	the place or places at which or methods by which payments will be made;

•	whether we have the option to redeem the debt securities and, if so, the terms of our redemption option;

•	any sinking fund or other provisions or options held by holders of the debt securities that would obligate us to repurchase or otherwise redeem the debt securities;

•	if the debt securities will be issued in denominations other than $1,000 and integral multiples thereof;

•	any index or formula used for determining principal, premium or interest;

•	any collateral, security, assurance or guarantee applicable to a series of debt securities;

•	the currency or currencies in which payments will be made if other than United States dollars, and the manner of determining the equivalent of those amounts in United States dollars;

•
if payments may be made on any of the debt securities, at our election or at the holder’s election, in a currency or currencies other than that in which the debt securities are stated to be payable, then the currency or currencies in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•
if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount as of any such date or the manner of determining such amount;

•	whether the provisions described below under ‘‘Discharge, Defeasance and Covenant Defeasance’’ will apply to the debt securities;

•	whether the debt securities will be issuable as global securities and, if so, the securities depositary;

•	any changes or additions to the events of default under the Indenture or changes or additions to our covenants under the Indenture; and

•	any other terms of the debt securities not inconsistent with the terms of the Indenture.
(See Section 3.01)

All debt securities of any one series will be substantially identical except as to denomination and except as may otherwise be determined in the manner provided for in the Indenture. (See Section 3.01)

Debt securities may be issued and sold at a substantial discount below their stated principal amount. If applicable, the prospectus supplement will describe any special United States federal income tax consequences and other considerations which apply to senior debt securities issued at a discount or to any securities denominated or payable in a foreign currency or currency unit.

Redemption

We will set forth any terms for the redemption of any debt securities in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, the debt securities will be redeemable upon notice by mail to the holders between 30 and 60 days prior to the redemption date. If less than all of the debt securities of any series are to be redeemed, the Trustee will select the debt securities to be redeemed from the outstanding debt securities of such series or tranche, not previously called for redemption. In the absence of any provision for selection, the Trustee will choose a method of random selection as it deems fair and appropriate. (See Sections 11.03 and 11.04)

The debt securities will cease to bear interest on the redemption date assuming we redeem them. We will pay the redemption price and any accrued interest once the debt securities are surrendered for redemption. (See Section 11.06) If only part of a debt security is redeemed, the Trustee will deliver to you a new debt security of the same series for the remaining portion without charge. (See Section 11.07)

We may make any redemption, at our option, conditional upon the receipt by the paying agent or agents, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent or agents have not received the money by the date fixed for redemption, we will not be required to redeem the debt securities. (See Section 11.04)

Payment

Except as may be provided in the applicable prospectus supplement, interest, if any, on each debt security payable on each interest payment date will be paid to the person in whose name the debt security is registered as of the close of business on the regular record date for the interest payment date. If there has been a default in the payment of interest on any debt security, the defaulted interest may be paid to the holder of that debt security as of the close of business on a date to be fixed by the Trustee, which will be between 10 and 15 days prior to the date we proposed for payment of the defaulted interest, and not less than 10 days after receipt by the Trustee of the notice of the proposed payment. The defaulted interest may also be paid in any other manner permitted by any securities exchange on which that debt security may be listed, if the Trustee finds it practicable. (See Section 3.07)

Registration of Transfer and Exchange

Unless otherwise specified in the prospectus supplement applicable to any series of debt securities, subject to any limitations on the transfer of global securities, the transfer of the debt securities may be registered, and the debt securities may be exchanged for other debt securities of the same series, of authorized denominations and with the same terms and principal amount, at the corporate trust office of the Trustee. We may change the place for registration of transfer and exchange of the debt securities and may designate additional places for registration and exchange. Unless otherwise provided in the prospectus supplement applicable to any series of debt securities, no service charge will be made for any transfer or exchange of the debt securities. However, we may require payment to cover any tax or other governmental charge that may be imposed. We will not be required to execute or to provide for the registration of transfer of, or the exchange of:

•	any debt security during a period of 15 days prior to giving any notice of redemption; or

•	any debt security selected for redemption except the unredeemed portion of any debt security being redeemed in part.
(See Section 3.05)

Restrictions on Mergers and Sale of Assets

Under the terms of the Indenture, we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity or individual, unless:

•
the surviving or successor entity is organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and it expressly assumes our obligations on all debt securities and under the Indenture;

•
immediately after giving effect to the transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and

•	we deliver to the Trustee an officers’ certificate and an opinion of counsel as to compliance with the foregoing.
(See Section 8.01)

Discharge, Defeasance and Covenant Defeasance

The Indenture provides that we may be:

•
discharged from our obligations, with certain limited exceptions, with respect to any particular series of debt securities, as described in the Indenture, such a discharge being called a ‘‘defeasance’’ in this prospectus; and

•
released from our obligations under certain restrictive covenants especially established with respect to any particular series of debt securities, including the covenants described above under ‘‘Restrictions on Mergers and Sale of Assets’’ and any additional covenants set forth in the applicable prospectus supplement, such a release being called a ‘‘covenant defeasance’’ in this prospectus.

(See Sections 13.02 and 13.03)

We must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those debt securities on the maturity dates of those payments or upon redemption. In addition, we will be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance or covenant defeasance will not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes, and that such holders will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and related defeasance or covenant defeasance were not to occur. In the case of a defeasance, that opinion of counsel must be based upon a ruling from the Internal Revenue Service or a change in federal income tax law. (See Section 13.04)

Modification of the Indenture

We and the Trustee may enter into one or more supplemental indentures without the consent of any holder of the debt securities for certain specified purposes, including:

•	to evidence the assumption by any permitted successor of our covenants in the Indenture and in the debt securities;

•	to add to our existing covenants or to surrender any of our rights or powers under the Indenture;

•	to add additional events of default;

•
to add to or change any of the provisions to such extent necessary for the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•
to change, eliminate, or add any provision to the Indenture; provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of the debt securities of any particular series in any material respect, that change, elimination, or addition will become effective only:

o	when the consent of the holders of a majority in aggregate principal amount of the debt securities of that series has been obtained in accordance with the Indenture; or

o	when no debt securities of the affected series remain outstanding under the Indenture;

•	to secure the debt securities;

•	to establish the form or terms of the debt securities of any other series as permitted by the Indenture;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for or facilitate the administration of the trust by more than one trustee; or

•
to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the Indenture; provided that the action will not adversely affect the interests of the holders of the debt securities of any particular series in any material respect.

(See Section 9.01)

If the Trust Indenture Act of 1939 is amended after the date of the Indenture to require changes to the Indenture, the Indenture will be deemed to be amended so as to conform to that amendment of the Trust Indenture Act of 1939. We and the Trustee may, without the consent of any of the holders, enter into one or more supplemental indentures to evidence that amendment. (See Section 9.01)

The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding, considered as one class, is required for all other modifications to the Indenture. However, if less than all of the series of debt securities outstanding are directly affected by a proposed supplemental indenture, then only the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series that are directly affected will be required. No amendment or modification may:

•
change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the date that any principal or interest is due and payable on any debt security, without the consent of the holder;

•
reduce the percentage in principal amount of the outstanding debt security of any particular series the consent of which is required for any supplemental indenture or any waiver of compliance with a provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

•
modify certain provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the debt securities of any particular series, without, in each case, the consent of the holder of each outstanding debt security affected thereby.

(See Section 9.02)

A supplemental indenture which changes the Indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of the debt securities of one or more series, will not affect the rights under the Indenture of the holders of the debt securities of any other series. (See Section 9.02)
The Indenture provides that the debt securities owned by us or anyone else required to make payment on the debt securities will be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (See Section 1.01)

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such ‘‘act’’ or action of the holders, in certain situations. If the record date is fixed, the holders of the outstanding debt securities of the relevant series on that record date, and no other holders, will be entitled to take or revoke the relevant action, whether or not those holders remain holders after that record date. No action, however, will be effective unless taken on or prior to the applicable expiration date by holders of the requisite principal amount of the outstanding debt securities of that series on that record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same debt securities and the holder of every debt security issued upon the registration of transfer of or in exchange of those debt securities. A transferee will be bound by our acts or those of the Trustee taken in reliance thereon, whether or not notation of that action is made upon that debt security.

(See Section 1.04)

Events of Default

‘‘Event of default’’ when used in the Indenture with respect to any particular series of debt securities, means any of the following:

•	failure to pay interest on any debt security of the applicable series for 60 days after it is due;

•	failure to pay the principal of or premium on any debt security of the applicable series when due (whether at maturity or upon earlier redemption);

•	failure to pay the deposit of any sinking fund payment, when and as due by the terms of the applicable series;

•
failure to perform any other covenant in the Indenture, other than a covenant that does not relate to that series of debt securities, that continues for 90 days after we receive written notice from the Trustee, or we and the Trustee receive a written notice from the holders of a majority in principal amount of the debt securities of such series; however, the Trustee or the Trustee and such holders, as applicable, can agree to an extension of the 90-day period and this extension will be automatic if we are diligently pursuing action to correct the default;

•	certain events related to our bankruptcy, insolvency or reorganization; or

•	any other event of default provided with respect to the debt securities of that series.
(See Section 5.01)

Remedies

Acceleration of Maturity

If an event of default with respect to any one series of debt securities occurs and continues, either the Trustee or the holders of a majority in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series to be due and payable immediately. However, if the event of default is applicable to more than one series of debt securities, the Trustee or the holders of a majority in principal amount of all the outstanding debt securities of all series, considered as one class, and not the holders of any one series, may make a declaration of acceleration. (See Section 5.02)

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the event of default giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be automatically rescinded and annulled if:

•	we have paid or deposited with the Trustee a sum sufficient to pay:

•	all overdue interest on all the debt securities of the series;

•	the principal of and premium, if any, on any debt securities of the series which have otherwise become due and interest, if any, that is currently due;

•	interest, if any, on overdue interest (to the extent lawful);

•	all amounts due to the Trustee under the Indenture; and

•	any other event of default with respect to the debt securities of that series has been cured or waived as provided in the Indenture.
(See Section 5.02)

The holders of a majority in principal amount of the outstanding debt securities of any particular series may on behalf of the holders of all the debt securities of that series waive any past default under the Indenture with respect to that series and its consequences, except a default:

•	in the payment of the principal of or any premium or interest on any debt security of that series, or

•
in respect of a covenant or provision of the Indenture which cannot be modified or amended by supplemental indenture without the consent of the holder of each outstanding debt security of the series affected.

However, if a default occurs and continues with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, has the right to waive the default, and not the holders of the debt securities of any one such series. Upon any waiver, the default ceases to exist, and any and all events of default arising therefrom is deemed to have been cured, for every purpose of the Indenture; but no waiver will extend to any subsequent or other default or impair any right consequent thereon. (See Section 5.13)

Right to Direct Proceedings

If an event of default with respect to any particular series of debt securities occurs and continues, the holders of a majority in principal amount of the outstanding debt securities of that series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of that series. However, if an event of default occurs and continues with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, have the right to make the direction, and not the holders of the debt securities of any one of such series. In either case, the Indenture further provides that:

•	such direction will not be in conflict with any rule of law or with the Indenture;

•	the Trustee may take any other action deemed proper by the Trustee and not inconsistent with such direction, and

•
subject to the provisions of the Indenture the Trustee will have the right to decline to follow any direction if the Trustee in good faith determines that the proceeding so directed would involve the Trustee in personal liability.

(See Section 5.12)

Limitation on Right to Institute Proceedings

No holder of debt securities of any particular series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any other remedy under the Indenture, unless:

•	the holder has previously given to the Trustee written notice of a continuing event of default;

•
the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made a written request to the Trustee;

•	such holder or holders have offered reasonable indemnity to the Trustee to institute proceedings; and

•	the Trustee has failed to institute any proceeding for 60 days after notice and has not received any direction inconsistent with the written request of the holders during that period.
(See Section 5.07)

No Impairment of Right to Receive Payment

The limitations on the right to institute proceedings, however, do not apply to a suit by a holder of a debt security for payment of the principal of or premium, if any, or interest if any, on that debt security on or after the applicable due date. (See Section 5.08)

Annual Notice to Trustee

We will provide to the Trustee an annual statement by an appropriate officer as to whether we are in default in the performance and observance of any of the terms, provisions and conditions of the Indenture. (See Section 10.04)

Notices

Notices to holders of the debt securities will be given by mail to the holders at the addresses that appear in the security register. (See Section 1.06)

Title

We, the Trustee, and any of our agents or the agents of the Trustee, may treat the person in whose name the debt securities are registered as the absolute owner thereof, whether or not such debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (See Section 3.08)

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (See Section 1.12)

Regarding the Trustee

The Trustee is MUFG Union Bank, N.A. (formerly known as Union Bank, N.A.) (ultimate successor to JPMorgan Chase Bank, N.A.). In addition to acting as Trustee, MUFG Union Bank, N.A. and its affiliates act, and may act, as Trustee under our and/or our affiliates’ other various indentures and trusts. We and our affiliates also maintain credit and liquidity facilities and conduct other banking transactions with affiliates of the Trustee in the ordinary course of our businesses.

The Trustee may resign at any time by giving us written notice or be removed at any time by an act of the holders of a majority in principal amount of any particular series of debt securities then outstanding delivered to the Trustee and us. In addition, provided that no event of default has occurred or is continuing, we may appoint a new trustee upon delivering to the Trustee a resolution of our board of directors appointing a successor trustee and the successor’s acceptance of our appointment. In this case, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. In any event, the resignation or removal of the Trustee, and no appointment of a successor trustee, will be effective until the acceptance of appointment by a successor trustee. (See Section 6.10)

The Trustee will perform only those duties that are specifically set forth in the Indenture unless an event of default under the Indenture occurs and continues. In case an event of default occurs and continues, the Trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs. (See Section 6.01)

Book-Entry Issuance

Unless otherwise provided in a prospectus supplement, we will issue debt securities of each series in the form of one or more fully registered global securities. The global securities will be deposited with the Trustee under the Indenture as custodian for the depositary, which will be The Depository Trust Company or another depositary identified in a prospectus supplement, and registered in the name of the depositary or its nominee.

Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee of the depositary to the depositary or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.
Investors may hold their beneficial interests in the global securities directly through the depositary if they have an account with the depositary or indirectly through organizations that have accounts with the depositary.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK
The following descriptions of our common stock and preferred stock and the relevant provisions of the articles of incorporation of PNM Resources, as amended through October 27, 2008 (our “Articles of Incorporation”), and by-laws are summaries and are qualified by reference to our Articles of Incorporation filed with the SEC as an exhibit to our Current Report on Form 8-K filed November 21, 2008 and the by-laws previously filed with the SEC as an exhibit to our Current Report on Form 8-K filed October 25, 2017. The following also summarizes certain applicable provisions of the New Mexico Business Corporation Act and the New Mexico Public Utility Act and those summaries are qualified by reference to those Acts.
General
Our authorized capital stock consists of 120,000,000 shares of common stock, no par value and 10,000,000 shares of preferred stock, no par value, of which 500,000 shares have been designated Convertible Preferred Stock, Series A, which we refer to in this prospectus as “Series A Preferred Stock”. As of December 31, 2017, 79,653,624 shares of our common stock and no shares of our Series A Preferred Stock were outstanding.  Each share of Series A Preferred Stock is convertible at the option of the holder at any time into 10 shares of common stock, subject to certain anti-dilution adjustments.
Dividend Rights with Respect to Our Common Stock and Series A Preferred Stock
After giving effect to any prior rights of our Series A Preferred Stock, and any other series of preferred stock that should become outstanding, we will pay dividends on our common stock as determined by our Board of Directors (the “Board”) out of legally available funds. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.
Unless waived by the holders of at least two-thirds of the number of then outstanding shares of Series A Preferred Stock, no dividend on our common stock shall be declared unless a dividend on the Series A Preferred Stock is declared and paid at the same time in an amount equal to the dividend that would be received by a holder of the number of shares (including fractional shares) of common stock into which such Series A Preferred Stock is convertible on the record date for such dividend.
Voting Rights with Respect to Our Common Stock and Series A Preferred Stock
Holders of common stock are entitled to one vote for each share held by them on all matters submitted to our shareholders. Holders of our common stock do not have cumulative voting rights in the election of directors. The New Mexico Business Corporation Act and our Articles of Incorporation and by-laws generally require the affirmative vote of a majority of the shares represented at a shareholder meeting and entitled to vote for shareholder action, including the election of directors. Under the New Mexico Business Corporation Act, some corporate actions, including amending the articles of incorporation and approving a plan of merger, consolidation or share exchange, require the affirmative vote of a majority of the outstanding shares entitled to vote, which could include, in certain circumstances, classes of preferred stock.
Our Articles of Incorporation limit the Board to designating voting rights for series of preferred stock only (1) when we fail to pay dividends on the applicable series of preferred stock, (2) when proposed changes to the Articles of Incorporation would adversely impact preferred shareholders’ rights and privileges and (3) if the Board issues a new series of preferred stock convertible into common stock and confers upon the holders of such convertible preferred stock the right to vote as a single class with holders of common stock on all matters submitted to a vote of holders of common stock at a meeting of shareholders other than for election of directors, with the same number of votes as the number of shares of common stock into which the shares of such preferred stock are convertible, provided that at all times the aggregate preferred stock outstanding with such voting rights is convertible into no more than 12 million shares of common stock.

Holders of each outstanding share of Series A Preferred Stock are entitled to vote as a single class with holders of our common stock on all matters except the election of directors. Without first obtaining the consent or approval of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, we cannot amend any provisions of our Articles of Incorporation in a manner that would have an adverse impact on the rights and privileges of the Series A Preferred Stock. Holders of our outstanding shares of Series A Preferred Stock are entitled to the number of votes corresponding to the number of shares of common stock into which such shares of Series A Preferred Stock are convertible on the record date for determining shareholders entitled to vote.
Our Articles of Incorporation do not allow our directors to create classes of directors. All directors are elected annually.

Liquidation Rights with Respect to Our Common Stock and Series A Preferred Stock
In the event we are liquidated or dissolved, either voluntarily or involuntarily, each share of Series A Preferred Stock is entitled to a liquidation preference of $1.00 per share.  After that claim is satisfied, holders of our common stock are entitled to, ratably, an amount equal to $1.00, divided by the number of shares of common stock into which a share of Series A Preferred Stock is then convertible, and multiplied by the number of shares of common stock then outstanding.  After that claim is satisfied, all remaining assets will be distributed to the holders of the Series A Preferred Stock and common stock ratably on the basis of the number of shares of outstanding common stock and, in the case of the Series A Preferred Stock, the number of shares of common stock into which the outstanding shares of Series A Preferred Stock are then convertible. The rights of the holders of our common stock to share ratably (according to the number of shares held by them) in the distribution of remaining assets will also be subject to the liquidation preferences and other rights of any additional series of preferred stock that we may issue in the future.
Preemptive Rights with Respect to Our Common Stock and Series A Preferred Stock
Neither the holders of our common stock nor the holders of our Series A Preferred Stock have a preemptive right to purchase shares of our authorized but unissued shares, or securities convertible into shares or carrying a right to subscribe to or acquire shares, except under the terms and conditions as may be provided by our Board in its sole judgment.
As discussed above, each share of Series A Preferred Stock is convertible at the option of the holder at any time into 10 shares of common stock, subject to certain anti-dilution adjustments.
Listing
Our common stock is listed on the New York Stock Exchange under the “PNM” symbol.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. 250 Royall Street, Canton, MA 02021.

Preferred Stock

Our Board is authorized, pursuant to our Articles of Incorporation, by resolution to provide for the issuance of up to 10,000,000 shares of preferred stock in one or more series and to fix, from time to time before issuance:

•	the serial designation, authorized number of shares and the stated value;

•	the dividend rate, if any, the date or dates on which the dividends will be payable, and the extent to which the dividends may be cumulative;

•	the price or prices at which shares may be redeemed, and any terms, conditions and limitations upon any redemption;

•	the amount or amounts to be received by the holders in the event of our dissolution, liquidation, or winding up;

•	any sinking fund provisions for redemption or purchase of shares of any series;

•	the terms and conditions, if any, on which shares may be converted into, or exchanged for, shares of other capital stock, or of other series of preferred stock; and

•
the voting rights, if any, for the shares of each series, limited to circumstances (1) when we fail to pay dividends on the applicable series of preferred stock, (2) when proposed changes to the Articles of Incorporation would adversely impact preferred shareholders’ rights and privileges and (3) if the Board issues a new series of preferred stock convertible into common stock and confers upon the holders of such convertible preferred stock the right to vote as a single class with holders of common stock on all matters submitted to a vote of holders of common stock at a meeting of shareholders other than for election of directors, with the same number of votes as the number of shares of common stock into which the shares of such preferred stock are convertible, provided that at all times the aggregate preferred stock outstanding with such voting rights is convertible into no more than 12 million shares of common stock. Currently, of the 10,000,000 authorized shares of preferred stock, 500,000 have been designated as Series A Preferred Stock, and no Series A Preferred Stock shares have been issued and are outstanding.

     Prior to the issuance of shares of each series of our preferred stock, our Board is required to adopt resolutions and file articles of amendment with the New Mexico Public Regulation Commission. The certificate of amendment will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares subject to the limitations set forth above.

All shares of preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. We are not required by the New Mexico Business Corporation Act to seek shareholder approval prior to any issuance of authorized but unissued stock and our Board does not currently intend to seek shareholder approval prior to any issuance of authorized but unissued stock, unless otherwise required by law or the listing requirements of the New York Stock Exchange.

Certain Other Matters
Our Articles of Incorporation and by-laws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. The material provisions that may have such an effect include:

•
authorization for our Board to issue our preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights, within the limitations described above, and the extent of the preferences of the shares of any series with respect to dividends and other matters);

•	advance notice procedures with respect to any proposal other than those adopted or recommended by our Board; and

•
provisions specifying that only a majority of the Board, the chairman of the Board, the president or holders of not less than one-tenth of all our shares entitled to vote may call a special meeting of stockholders.

Under the New Mexico Public Utility Act, approval of the New Mexico Public Regulation Commission is required for certain transactions which may result in our change in control or exercise of control.

DESCRIPTION OF WARRANTS

This section describes the general terms of the warrants that we may offer and sell by this prospectus. This prospectus and any applicable prospectus supplement will contain the material terms and conditions for each warrant. The applicable prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase debt securities, common stock or preferred stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of the warrants.

Debt Warrants

We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

Any debt warrants will be issued under debt warrant agreements to be entered into between us and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus. A copy of the debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, will be filed with the SEC in connection with the offering of the debt warrants.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;

•	the initial offering price;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•
the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	anti-dilution provisions of the debt warrants, if any;

•	redemption or call provisions, if any, applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the applicable indenture.

Equity Warrants

We may issue warrants for the purchase of our equity securities such as our preferred stock or common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

Any equity warrants will be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus. A copy of the equity warrant agreement, including a form of equity warrant certificate representing the equity warranty, will be filed with the SEC in connection with the offering of the equity warrants.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;

•	the initial offering price;

•	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

•	if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•	anti-dilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants; and

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS

This section describes the general terms of the securities purchase contracts that we may offer and sell by this prospectus. This prospectus and any prospectus supplement will contain the material terms and conditions for each securities purchase contract. A prospectus supplement may add, update or change the terms and conditions of the securities purchase contracts as described in this prospectus.

We may issue securities purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or preferred stock or a specified number of equity warrants, at a future date or dates, or a variable number of shares of common stock or preferred stock or a variable number of equity warrants for a stated amount of consideration. The price per share or per equity warrant and the number of shares of common stock or preferred stock or the number of equity warrants may be fixed at the time the securities purchase contracts are issued or may be determined by reference to a specific formula set forth in the securities purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares of common stock or preferred stock or the number of equity warrants issuable pursuant to the securities purchase contracts upon certain events.

We also may issue securities purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified principal amount of debt securities or debt warrants at a future date or dates. The purchase price and the interest rate may be fixed at the time the securities purchase contracts are issued or may be determined by reference to a specific formula set forth in the securities purchase contracts.

The securities purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid securities purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original securities purchase contract.

The applicable prospectus supplement will describe the general terms of any securities purchase contracts and, if applicable, prepaid securities purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:

•	the securities purchase contracts;

•	the collateral arrangements and depositary arrangements, if applicable, relating to such securities purchase contracts; and

•	if applicable, the prepaid securities purchase contracts and the document pursuant to which such prepaid securities purchase contracts will be issued.
Material United States federal income tax considerations applicable to the securities purchase contracts also will be discussed in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Units also may include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.
The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units, which documents will be filed with the SEC in connection with the offering of any units.

PLAN OF DISTRIBUTION
We may sell the securities, in or outside of the United States, to underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. The applicable prospectus supplement will contain specific information relating to the terms of the offering, including, to the extent not otherwise included in the prospectus:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities;

•	our net proceeds from the sale of the securities;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.
By Underwriters
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account. Underwriters may offer the securities directly or through underwriting syndicates represented by one or more managing underwriters. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price, which may be changed, at market prices prevailing at the time of the sale, at prices based on prevailing market prices or at negotiated prices. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions.
By Dealers
If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.
By Agents and Direct Sales
We may sell the securities directly to the public, without the use of underwriters, dealers or agents. We may also sell the securities through agents we designate from time to time. The applicable prospectus supplement will contain more information about the agents, including the names of the agents and any commission we agree to pay the agents.
We also may engage a broker-dealer from time to time to act as agent or principal for the offer of the securities in one or more placements pursuant to a distribution agreement. If we and the broker-dealer agree, we will sell to the broker-dealer as agent or as principal, and the broker-dealer will seek to solicit offers to purchase on an agency basis and/or will purchase on a principal basis, the securities. The number and purchase price (less an underwriting discount) of the securities we sell to the broker-dealer will be mutually agreed on the relevant trading day. The securities sold under the distribution agreement will be sold at prices related to the prevailing market price for such securities, and therefore exact figures regarding the price, proceeds that will be raised or commissions to be paid will be described in a prospectus supplement to this prospectus or in other filings made in accordance with and as permitted by the Securities Act and the Exchange Act. The broker-dealer may make sales of the securities pursuant to the distribution agreement in privately negotiated transactions and/or any other method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act including sales made on the New York Stock Exchange, the current trading market for our common stock.
General Information
Underwriters, dealers and agents that participate in the distribution of the securities may be deemed underwriters as defined in the Securities Act, and any discounts or commissions we pay to them and any profit made by them on the resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified and their compensation from us will be described in the applicable prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We may agree with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.
Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses. We will describe in the applicable prospectus supplement naming the underwriters, dealers or agents, the nature of any material relationship between us and the underwriters, dealers or agents, respectively.

LEGAL MATTERS
Certain legal matters in connection with the securities offered hereby will be passed upon for us by Leonard D. Sanchez, Esq., Associate General Counsel of PNMR, and, unless otherwise indicated in the applicable prospectus supplement, certain other matters will be passed upon for us by Troutman Sanders LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the applicable prospectus supplement relating to such offering. As of December 31, 2017, Mr. Sanchez held 5,206 shares of PNMR common stock (pursuant to the vesting of restricted stock rights) and 1,995 restricted stock rights (which vest in equal annual installments over a three-year period from the respective grant date).
EXPERTS
The consolidated financial statements and schedules of PNM Resources, Inc. as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.